                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of March 28,
2001, by and among Tempco Engineering, Inc., a California corporation ("Tempco")
and Hyco Precision,  Inc., a California  corporation ("Hyco") (together referred to  herein  as  "Sellers"  and  individually  referred  to  as a  Seller");  the
Shareholders  of Tempco and the  Shareholders  of Hyco  listed on  Schedule  A-1 attached  hereto  (collectively  referred  to herein as the  "Shareholders"  and individually referred to as a "Shareholder"),  and Metal Corporation, a Missouri
corporation  doing  business in the state of  California  as "Sun  Valley  Metal
Corporation" ("Purchaser").

                                    RECITALS

         A. The  Shareholders  own all of the  issued and  outstanding  stock of
Tempco and Hyco.

         B. Tempco's  primary  business is the manufacture  and  distribution of machine parts,  assemblies and related items; and Hyco's primary business is the manufacture  and  distribution  of machine  parts,  assemblies and related items
(each such business  individually  and together  being referred to herein as the
"Business").

         C. Sellers desire to sell and Purchaser  desires to purchase the Assets
(as defined herein) and in connection  therewith,  Purchaser will assume certain liabilities, all upon the terms and conditions hereinafter set forth.

         D. The  Shareholders  are parties to this  Agreement for the purpose of making the representations and warranties,  and for making certain covenants and agreements contained herein.

         E. LMI erospace,  Inc., a Missouri corporation ("LMI") is the parent of
Purchaser and is willing to guarantee the  obligations of Purchaser set forth in this Agreement.

         In  consideration  of the premises and of the agreements and provisions set forth herein, and subject to the conditions herein contained, it is mutually agreed as follows:

                            ARTICLE I - DEFINITIONS

         Wherever used in this  Agreement,  the  following  terms shall have the following meanings:

         "Accounts Receivable" is defined in Section 4.08.(1)

         "Accounts Receivable Schedule" is defined in Section 4.08.

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1  All references to "Sections" and "Articles" are to Sections and Articles in
this Agreement unless otherwise specified.

         "Accountants' Resolution Period" is defined in Section 2.04(C).

         "Adjustment Amount" is defined in Section 2.04(B).

         "Affiliate"  means a Person that directly or indirectly  through one or more  intermediaries,  controls,  is controlled  by, or is under common  control with,  the first Person.  "Control"  (including  the terms  "controlled  by" and
"under common control with") means the  possession,  directly or indirectly,  of the power to  direct or cause the  direction  of the  management  policies  of a person,  whether  through the  ownership  of voting  securities,  by contract or credit arrangement, as trustee or executor, or otherwise.

         "Annual  Statements" means the financial  statements of Sellers for the years ended  December  31, 1998,  December  31, 1999 and  December 31, 2000,  as
heretofore delivered to Purchaser.

         "Assets"  shall mean all assets,  properties and rights of Sellers used directly or  indirectly in the conduct of, or generated by or  constituting  the
Business,  except the Excluded  Assets,  and include,  without  limitation,  the following:

         (a) all Equipment;

         (b) all Inventory;

         (c) all Closing Accounts Receivable;

         (d) the Assigned Contracts;

         (e) the  Intellectual  Property  and  the  goodwill  symbolized  by all trademarks and servicemarks included in the Intellectual Property;

         (f) all operating  information,  files,  books,  records,  data, plans, contracts  and  recorded  knowledge,  including  customer  and  supplier  lists, regardless  of format or  medium,  relating  to the  Business,  including  those relating to the Assets (including copies of financial,  accounting and personnel records for those  employees who are being hired by  Purchaser),  that have been used or are being  used for the  conduct of the  Business  prior to or as of the
Closing Date;

         (g)  the  "Tempco"   and  "Hyco"   names  and  all  other   trademarks,
servicemarks, company names, any trademark or servicemark rights therein and any applications  therefor,  whether  appearing alone or with any other name,  mark, design,  or designation and any related name, mark,  design or designation,  and
the  goodwill   symbolized  by  such  trademarks  and  servicemarks   associated
therewith;

         (h) the telephone, telecopy numbers used in the Business, together with the  telephone  directory  advertisements  or  listings in  connection  with the
Business and Email  addresses  all  websites  (and all assets  related  thereto)
related to the Business;

         (i) to the  extent  not  otherwise  described  above,  and  except  for
Excluded Assets,  all of Sellers' interest in all tangible or intangible assets, including without limitations,  all deposits and prepaid items, all governmental permits and all contract  rights owned or used by Sellers in connection with the
Business,  including without limitation any of which have been fully depreciated or written off.

         "Assigned  Contracts" shall mean all of Sellers' contracts,  leases and other  agreements  (i) directly  relating to and  necessary  for the Business as presently  conducted  by the  Sellers  and (ii)  which  are to be  assigned  and transferred to Purchaser. A list of the Assigned Contracts is attached hereto as
Schedule A-2.

         "Assumed Liabilities" shall mean the debts, liabilities and obligations of Sellers incurred in the ordinary course of Sellers' Business prior to Closing
(except Excluded Liabilities),  including without limitation, the liabilities of
Sellers set forth on Schedule A-5.

         "Authorizations"  shall  mean all  governmental  and other  franchises, licenses,  permits, easements,  rights,  applications,  filings,  registrations, notices,  certificates,  bonds, consents,  approvals,  and other authorizations, which  are in any  manner  necessary  or  appropriate  for  the  conduct  of the
Business,  as now or  previously  conducted,  or for the ownership or use of the
Assets.

         "Business" is defined in paragraph B of the Recitals to this Agreement.

         "Claim" shall mean (i) any claim against a party hereto which,  if paid by such party, could constitute an Indemnifiable  Loss or (ii) any action,  suit or proceeding against a party hereto which, if decided against such party, could constitute an Indemnifiable Loss.

         "Closing" shall have the meaning set forth in Section 3.01.

         "Closing Consideration" is defined in Section 2.03(a)

         "Closing Accounts Receivable" is defined in Section 4.08.

         "Closing Accounts Receivable Schedule" is defined in Section 4.08.

         "Closing Date" shall have the meaning set forth in Section 3.01.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "EBITDA"  means net income before  interest,  taxes,  depreciation  and amortization,  as  determined  in accordance  with the  methodology  employed in making the estimated  EBITDA  calculation  for the year 2000 attached  hereto as
Schedule A-3,  provided that: (a) neither  amortization of the cost of Purchaser acquiring  the Assets or goodwill  nor general  corporate  charges  shall reduce
EBITDA; and (b) any specific costs related to use in the Business of Purchaser's corporate resources will be priced and charged as a normal operating expense.

         "EBITDA Earn-Out" is defined in Section 2.06.

         "Employees" is defined in Section 6.02(A).

         "Environmental  Condition"  shall mean the  presence  of any  Hazardous
Materials  on, in,  under or  emanating  from,  any  property now or in the past owned,  leased or utilized by Sellers or the violation of any Environmental Laws and Regulations.

         "Environmental  Laws  and  Regulations"  shall  mean  all  limitations, restrictions,  conditions, standards, prohibitions,  requirements,  obligations, schedules and timetables contained in any federal, state, foreign and local laws or regulations relating to pollution,  nuisance,  or the environment  including, without  limitation,  (i) the Federal Clean Air Act, 42  U.S.C.ss.7401  et seq.;
(ii) the Comprehensive Environmental Response,  Compensation, and Liability Act,
42  U.S.C.ss.ss.9601 et seq.; (iii) the Federal Emergency Planning and Community
Right-to-Know Act, 42  U.S.C.ss.ss.1101  et seq.; (iv) the Federal  Insecticide,
Fungicide and Rodenticide Act, 7 U.S.C.ss.ss.136  et seq.; (v) the Federal Water
Pollution  Control  Act,  33  U.S.C.ss.ss.1251  et seq.;  (vi) the  Solid  Waste
Disposal Act, 42  U.S.C.ss.ss.6901  et seq.; (vii) the Toxic Substances  Control
Act, 15  U.S.C.ss.ss.2601  et seq.;  (viii) laws relating in whole or in part to emissions,  discharges,  releases,  or  threatened  releases  of  any  Hazardous
Material;  and  (ix)  laws  relating  in  whole  or in part to the  manufacture, processing,  distribution, use, coverage, disposal,  transportation,  storage or handling of any Hazardous Material.

         "Equipment" shall mean all machinery, equipment, motor vehicles, tools,
computer  hardware  and  software,  store  fixtures,   furniture,   furnishings,
leasehold improvements,  office supplies,  packaging materials,  incidentals and like items owned or leased by Sellers and used or consumed in the  Business  and any other tangible personal property.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" shall mean a financial  institution unrelated to Sellers or Purchaser selected by mutual agreement of Sellers and Purchaser.

         "Escrow Agreement" is defined in Section 2.04(A)(ii).

         "Escrow Amount" is defined in Section 2.04(A)(ii).

         "Excluded  Assets"  shall mean those  assets  listed on  Schedule  A-6, including without limitation, the Real Property.

         "Excluded  Liabilities"  shall mean:

         (a) any obligations  for borrowed money or any promissory  notes issued by Sellers, including any notes to any lender, shareholder, director, officer or affiliate of Sellers;

         (b) any liability or  obligation  not arising out of the conduct of the
Business  on or  prior to the  Closing  Date,  whether  now  known or  hereafter asserted including, without limitation, any Litigation;

         (c) any liability or obligation  relating to any Environmental Laws and
Regulations or any  Environmental  Condition  arising or accruing on or prior to the Closing Date;

         (d) any liability or  obligation  to Employees  other than as expressly assumed in Section 6.02(A);

         (e) any liability  under any and all equipment  leases between  Sellers and an  Affiliate  of  Sellers,  and any  other  obligation  of  Sellers  to any
Affiliate  of Sellers  other than trade  accounts  payable for goods or services actually  delivered  or  rendered  to Sellers at fair  market  price and used by
Sellers in the Business;

         (f) any  product  liability  or  similar  claim for injury to person or property,  regardless of when made or asserted,  which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee, or which is imposed or asserted to be imposed by  operation  of law, in  connection with any service  performed or product sold or leased by or on behalf of Sellers on or prior to the Closing Date, including without limitation any claim relating to any product  delivered in connection with the performance of such service and any claim seeking recovery for consequential damage, lost revenue or income;

         (g) any Taxes (a)  payable  or due with  respect to the  Business,  the
Assets,  the properties or the operations of Sellers for activities  prior to or on the  Closing  Date,  or (b)  incident to or arising as a  consequence  of the negotiation or  consummation,  by Sellers of this Agreement and the transactions contemplated hereby;

         (h) any liability or obligation arising on or prior to the Closing Date or relating to the Closing to any employees,  agents or independent  contractors of Sellers,  whether or not employed or retained by Purchaser  after the Closing
Date,  or under any benefit  arrangement  with respect  thereto,  including  any employee  benefit plan or other such plan or arrangement  referred to in Section
4.19; and

         (i) any  liability  or  obligation  of Sellers  arising or  incurred in connection with the negotiation, preparation and execution of this Agreement and the  transactions  contemplated  hereby,  including  the  fees and  expenses  of counsel, accountants and other experts.

         "GAAP" shall mean generally accepted accounting principles,  applied on a basis consistent with the past practices of the Business.

         "Hazardous  Materials"  shall mean any  hazardous,  infectious or toxic substance,  chemical,  pollutant,  contaminant,  emission  or waste  which is or becomes regulated by any local, state,  federal or foreign authority.  Hazardous
Materials  include,  without  limitation,  anything  which is (i)  defined  as a
"pollutant"  pursuant to 33 U.S.C.  ss.  1362(6);  (ii)  defined as a "hazardous waste" pursuant to 42 U.S.C. ss. 6921; (iii) defined as a "regulated  substance"
pursuant to 42 U.S.C.  ss.6991; (iv) defined as a "hazardous substance" pursuant to 42 U.S.C. ss. 9601(14);  (v) defined as a "pollutant or contaminant" pursuant
to  42  U.S.C.  ss.  9601(33);   (vi)  petroleum;   (vii)  asbestos;  or  (viii)
polychlorinated biphenyl.

         "Indemnifiable  Loss" for  Purchaser  shall  mean any loss,  liability, damage,  cost or expense of any nature  whatsoever  as a result of a breach of a representation,  warranty,  covenant  or  agreement  referred  to or included in
Section 8.01 or the waiver of compliance  with the bulk transfers  provisions of the Uniform Commercial Code as enacted and in force in applicable  jurisdictions
(collectively,  the "Bulk Sales Law") referred to or included in Section 8.02 or the failure to discharge  liabilities  referred to or included in Section  8.03.
"Indemnifiable  Loss" for Sellers  shall mean (i) any loss,  liability,  damage, cost  or  expense  of  any  nature  whatsoever  as a  result  of a  breach  of a representation,  warranty,  covenant  or  agreement  referred  to or included in
Section 9.01 or the failure to discharge  liabilities referred to or included in
Section 9.02.

         "Indemnifying  Shareholders"  shall mean Ernest L. Star, Peter Holz and
Ernest R. Star, jointly and severally.

         "Intellectual Property" is defined in Section 4.20.

         "Inventory"  shall  mean all items of  inventory,  goods held for sale, merchandise,  finished products,  components and raw materials, garage and spare parts and garage supplies.

         "Knowledge" shall have the following meaning:

         (a) an individual  will be deemed to have  "Knowledge"  of a particular fact or other matter if such  individual is actually aware of such fact or other matter or if such individual  could be expected to discover or otherwise  become aware of such fact or other matter in the course of a  reasonable  investigation consistent  with the corporate  duties of such  individual as an officer  and/or director of a Seller; and

         (b) a "Seller" will be deemed to have  "Knowledge" of a particular fact or  other  matter  if an  Indemnifying  Shareholder  has,  or at any  time,  had
Knowledge (as defined above) of such fact or other matter.

         "Legal Requirement" shall mean any federal,  state,  local,  municipal,
foreign,   international,   multinational   or   other   administrative   order,
constitution,  law, ordinance,  principle of common law, regulation,  statute or treaty.

         "Liens"  shall  mean  restrictions  on or  conditions  to  transfer  or assignment,  debts, claims,  security interests,  liens,  encumbrances and other title  retention  agreements,  pledges,  assessments,  covenants,  restrictions, charges,  mortgages,  conditional  sales  agreements,  options  and other  title defects of every nature.

         "Litigation" is defined in Section 4.15.

         "Material Supplier and Vendor List" is defined in Section 4.32.

         "Net Tangible Asset Value" means the value of the tangible Assets, less
Assumed  Liabilities,  as  determined  in  accordance  with GAAP by  Purchaser's
Accountants,  provided  that  the  value  of  equipment  shall  be  based on the appraisal  (a copy of which is  attached  hereto  as  Schedule  A-4)  heretofore delivered to Purchaser  and that all  equipment  acquired  after such  appraisal shall be valued at acquisition cost.

         "Neutral Auditors" is defined in Section 2.04(D).

         "Person"  shall mean an  individual,  firm,  corporation,  partnership, limited liability company,  trust,  governmental authority or body, association, unincorporated organization, or any other entity.

         "Purchase Price" is defined in Section 2.03.

         "Purchaser"  shall mean LMI or a wholly owned  subsidiary  organized by
LMI for the purpose of acquiring the assets of the Sellers.

         "Purchaser's Accountants" shall mean Ernst & Young, LLP.

         "Purchaser's  Documents"  shall  refer  to all  agreements,  documents, instruments and certificates required to be delivered by Purchaser in accordance with the terms of this Agreement.

         "Purchaser Group" is defined in Article VIII.

         "Real  Property"  shall  mean all  real  property  (including,  without limitation,  all interests in and any rights to real property) and  improvements located thereon which are owned, leased or used in the Business by Sellers.

         "Sellers"  when  used  herein to refer to a  representation,  warranty, covenant,  liability  or  obligation,  shall mean each  Seller as defined in the introductory paragraph and shall also mean both Sellers combined.

         "Sellers' Accountants" shall mean Fishman, Block + Company.

         "Sellers'  Documents"  shall  refer  to all  Schedules  hereto  and all agreements,  documents, instruments and certificates required to be delivered by
Sellers in accordance with the terms of this Agreement.

         "Sellers Group" is defined in Article IX.

         "Tax" or "Taxes"  shall  mean any and all  federal,  state,  foreign or local  income,  gross  receipts,  real and  personal  property,  sales,  use, ad valorem, license, business, excise, franchise, employment, withholding, workers'
compensation, or similar taxes, fees, charges, assessments or premiums, together with any interest, additions or penalties with respect thereto, and any interest in respect of such additions or penalties.

         "Tax  Returns"  shall  mean all  federal,  state,  foreign or local tax returns and estimates, declarations of estimated tax and tax reports and forms.

                         ARTICLE II - PURCHASE AND SALE

         2.01  Agreement to Sell.  At the Closing,  Sellers  shall grant,  sell, convey, assign, transfer and deliver to Purchaser, upon and subject to the terms and conditions of this  Agreement,  all right,  title and interest of Sellers in and to the  Assets,  free and clear of all  Liens,  except  with  respect to the
Assumed  Liabilities which Purchaser shall assume and satisfy in accordance with their terms.

         2.02  Agreement  to  Purchase.  At the  Closing,  in  exchange  for the
Purchase  Price,  Purchaser  shall  purchase the Assets from  Sellers,  upon and subject to the terms and  conditions  of this  Agreement  and in reliance on the representations,  warranties,  covenants, agreements and indemnifications of the
Sellers and  Shareholders,  respectively,  contained  herein.  Each  category of
Assets is a material part of this transaction, without which Purchaser would not have  agreed to  purchase  any of the  Assets  and pay the  Purchase  Price.  In
addition,  Purchaser shall assume at the Closing and agree to pay,  discharge or perform,  as appropriate and in the ordinary  course,  the Assumed  Liabilities.
Except  as and  to the  extent  specifically  provided  in  this  Section  2.02,
Purchaser  shall not assume or otherwise be in any respect  responsible  for any liabilities or obligations whatsoever of the Business of Sellers.

         2.03 Purchase  Price.  Subject to adjustment  pursuant to Section 2.05, the Purchase Price for the Assets will be as follows:

         (a)  consideration  to be paid at the Closing in the amount of Fourteen
Million  Two  Hundred  Fifty  Thousand  Dollars   ($14,250,000)   (the  "Closing
Consideration"),  minus the Adjustment Amount, as defined in Section 2.04(B), if applicable;

         (b) assumption of the Assumed Liabilities; and

         (c) the EBITDA Earn Out, as defined in Section 2.06.

         2.04 Payment of Purchase Price.

         (A) The Closing Consideration shall be paid as follows:

                  (i) Thirteen  Million Dollars  ($13,000,000)  shall be paid to the Sellers at Closing in cash (in U.S.  dollars) by bank wire transfer of immediately available funds to two (2) bank accounts, one for Tempco and one for Hyco,  as  designated  by the  Sellers in  accordance  with instructions  given to Purchaser at least five (5) business  days prior to the Closing; and

                  (ii)  One   Million  Two  Hundred   Fifty   Thousand   Dollars
         ($1,250,000)  (the "Escrow  Amount")  shall be paid by delivery of such amount to the Escrow Agent  pursuant to the Escrow  Agreement  attached hereto as Schedule 2.04 (the "Escrow Agreement").

         (B) The "Adjustment  Amount" means the amount, if any, by which the Net
Tangible  Asset  Value  as of the  Closing  Date as  determined  by  Purchaser's
Accountants,  is less than,  or greater  than,  as the case may be, Ten  Million
Dollars ($10,000,000).

         (C)  Purchaser  will cause  Purchaser's  Accountants  to  commence  the determination of the Adjustment  Amount (which may include a physical  inventory count to be valued based upon the method set forth in Schedule 2.04(C)) promptly after the Closing  Date.  Such  computation  will be  conclusive  and binding on
Sellers unless Sellers deliver a written  objection  thereto to Purchaser within thirty (30) days of their  receipt of such  computation.  Purchaser  and Sellers will use their best efforts in good faith to amicably  reach an agreement on the
Adjustment  Amount  within  ten (10) days of  Purchaser's  receipt  of  Sellers'
objection.  The parties agree to supply each other with access to any applicable information  relating  to a  determination  of the  Adjustment  Amount  that  is reasonably  requested  by a requesting  party,  including,  without  limitation, access to records and  accountants'  workpapers.  If the parties cannot agree in writing to the  Adjustment  Amount within such ten (10) day period,  Purchaser's
Accountants and Sellers' Accountants, within thirty (30) days of the end of such ten (10) day period (the "Accountants'  Resolution Period"), will use their best efforts  in good  faith to  amicably  resolve  the  disagreement  regarding  the
Adjustment  Amount.  The  resolution  by  Purchaser's  Accountants  and Sellers'
Accountants  as to the  Adjustment  Amount will be conclusive and binding on the parties.

         (D) If at the conclusion of the  Accountants'  Resolution  Period there remain items in dispute,  then all disputed items will be submitted to a firm of nationally  recognized  independent public accountants (the "Neutral  Auditors")
selected by Purchaser and Sellers  within ten (10) days after the  expiration of the Accountants  Resolution Period. If Sellers and Purchaser are unable to agree on the Neutral  Auditors,  a "big five" accounting firm will be selected by lot.
The Neutral  Auditors  shall not  represent,  nor have  represented,  Purchaser,
Sellers, or any of their respective  Affiliates.  All fees and expenses relating to the work,  if any, to be  performed  by the Neutral  Auditors  shall be borne equally  by  Purchaser  and  Sellers.  The  Neutral  Auditors  shall  act  as an arbitrator to determine,  based solely on presentations by Purchaser and Sellers and not by  independent  review,  only  those  issues in  dispute.  The  Neutral
Auditors'  determination  shall be made  within  thirty  (30) days  after  their selection;  shall be set forth in a written statement delivered to Purchaser and
Sellers; and shall be final, binding and conclusive.

         (E)  Within  fifteen  (15)  days  of  the  final  determination  of the
Adjustment Amount computation:

                  (i) If the Adjustment  Amount reflects an amount less than Ten
         Millions Dollars ($10,000,000), Sellers jointly and severally shall pay to Purchaser an amount equal to the Adjustment Amount; and

                  (ii) If the  Adjustment  Amount  reflects a Net Tangible Asset
         Value of more than Ten Million Dollars  ($10,000,000),  Purchaser shall pay to Sellers an amount equal to such Adjustment  Amount.  The parties agree that Sellers'  obligation,  if any, to pay the Adjustment  Amount under this  Subsection (E) is  independent of the Escrow Amount,  i.e.,
         Purchaser  is not  required  to obtain  reimbursement  from the  Escrow
         Amount for such purpose.

         2.05 Assumption of Liabilities.  At the Closing, Purchaser shall assume and agree to pay, discharge or perform, as appropriate,  the Assumed Liabilities in accordance with the terms of the Assumed Liabilities.  EXCEPT FOR THE ASSUMED
LIABILITIES,  PURCHASER  IS NOT  ASSUMING  AND SHALL NOT BE OBLIGATED TO PAY ANY
OBLIGATIONS OR LIABILITIES OF SELLERS OR OF THE BUSINESS.

         2.06  EBITDA  Earn-Out.  As  additional  consideration  for the sale of
Assets  hereunder,  Purchaser  will pay to  Sellers an  aggregate  amount not to exceed One Million Two Hundred Fifty Thousand Dollars  ($1,250,000) (the "EBITDA
Earn-Out") as follows:

         (a) If  cumulative  EBITDA of the Business for the period from April 1,
2001  through  June 30, 2001 is equal to or greater than One Million One Hundred
Thousand  Dollars  ($1,100,000),  Purchaser  shall pay  Sellers,  not later than
August  31,  2001,  an  earn-out  payment  of  Three  Hundred  Thousand  Dollars
($300,000);

         (b) If  cumulative  EBITDA of the Business for the period from April 1,
2001  through  September  30,  2001 is equal to or greater  than Two Million Two
Hundred Thousand Dollars  ($2,200,000),  Purchaser shall pay Sellers,  not later than  November 30, 2001,  an earn-out  payment of Six Hundred  Thousand  Dollars
($600,000), less the amount of the prior earn-out payment, if any, paid pursuant to Section 2.06(a);

         (c) If  cumulative  EBITDA of the Business for the period from April 1,
2001 through  December 31, 2001 is equal to or greater than Three  Million Three
Hundred Thousand Dollars  ($3,300,000),  Purchaser shall pay Sellers,  not later than February 28, 2002,  an earn-out  payment of Nine Hundred  Thousand  Dollars
($900,000),  less the aggregate amount of the prior earn-out  payments,  if any, paid pursuant to Section 2.06(a) and (b);

         (d) If  cumulative  EBITDA of the Business for the period from April 1,
2001  through  March 31,  2002 is equal to or  greater  than Four  Million  Four
Hundred Thousand Dollars  ($4,400,000),  Purchaser shall pay Sellers,  not later than May 31, 2002, an earn-out payment of One Million Two Hundred Fifty Thousand
Dollars ($1,250,000),  less the aggregate amount of the prior earn-out payments, if any, paid pursuant to Section 2.06(a) through (c); and

         (e) If  cumulative  EBITDA of the Business for the period from April 1,
2001 through  March 31, 2002 is less than Four  Million  Four  Hundred  Thousand
Dollars  ($4,400,000),  but for the period from April 1, 2001 through  March 31,
2003, is equal to or greater than Eight Million Eight Hundred  Thousand  Dollars
($8,800,000),  Purchaser  shall pay  Sellers,  not later than May 31,  2003,  an earn-out payment of One Million Two Hundred Fifty Thousand Dollars ($1,250,000),
less the aggregate amount of the prior earn-out payments,  if any, paid pursuant to Section 2.06(a) through (d).

                  ARTICLE III - CLOSING, ITEMS TO BE DELIVERED,
                             AND FURTHER ASSURANCES

         3.01 Closing.  The closing (the  "Closing") of the sale and purchase of the Assets shall take place at 9:00 A.M.,  St. Louis,  Missouri time on April 2,
2001,  or on such other date as may be  mutually  agreed  upon in writing by the parties (the "Closing Date") at the offices of Gallop,  Johnson & Neuman,  L.C.,
101 South Hanley Road,  Suite 1600, St. Louis,  Missouri 63105, or at such other place as the parties  may  mutually  agree upon in  writing,  but, to the extent permitted by law,  shall be deemed to be effective as of 12:01 a.m.  (California time) on April 1, 2001,  provided all of the  conditions  precedent set forth in
Article VIII have been satisfied or waived in writing as of the Closing Date.

         3.02  Conveyances  at Closing.  At the Closing  Sellers will deliver to
Purchaser full possession of the Assets and such bill(s) of sale,  endorsements, assignments  and other  good and  sufficient  instruments  of sale,  conveyance, transfer and  assignment,  all  containing  covenants  of warranty,  in form and substance  satisfactory to Sellers and Purchaser acting  reasonably  (including, without limitation,  a Bill of Sale and Assignment  substantially in the form of
Schedule 3.02(a),  an Assignment of Intellectual  Property  substantially in the form of Schedule 3.02(b),  and an Assignment of Contract Rights substantially in the form of Schedule 3.02(c)), as will be required or as may be desirable in the opinion of Purchaser's  counsel in order to effectively  vest in Purchaser full, indefeasible,  legal,  equitable  and  beneficial  title to the Assets with full substitution  and  subrogation  to all rights and actions of warranty,  free and clear of all Liens,  except  with  respect to the  Assumed  Liabilities.  On the
Closing  Date,  Purchaser  shall  assume  and  agree to  discharge  the  Assumed
Liabilities  by delivering to Sellers at the Closing an Agreement for Assignment
and  Assumption  of Assumed  Liabilities  substantially  in the form of Schedule
3.02(d).  In addition and on the Closing Date, Sellers shall assume and agree to discharge in the ordinary course of business those Excluded Liabilities not paid off and discharged prior to Closing by delivering to Purchaser at the Closing an
Agreement  for  Excluded  Liabilities  substantially  in the  form  of  Schedule
3.02(e).  The parties  have agreed to waive any  compliance  by the Sellers with respect  to the Bulk  Sales  Law,  and the  Sellers  have  agreed  to  indemnify
Purchaser in accordance with Section 8.02 for the failure to so comply.

         3.03 Payment of Purchase Price. At the Closing, in consideration of the sale, transfer, assignment and conveyance of the Assets by Sellers to Purchaser, and  also  in  consideration  of  the  representations,  warranties,  covenants, agreements  and  indemnities  of Sellers  contained in this Agreement and in the other  agreements  and documents  contemplated  hereby,  Purchaser will pay, and
Sellers will accept, the Purchase Price,  subject to adjustment,  as provided in
Sections 2.03, 2.04 and 2.06.

         3.04  Further  Assurances.  From  time to time  after the  Closing,  at
Purchaser's request,  Sellers will, without additional  consideration,  execute, acknowledge  and deliver to Purchaser  such other  instruments of conveyance and transfer  and will take such other  actions and  execute and deliver  such other documents,  certifications  and further  assurances as Purchaser may  reasonably require  in order to vest  more  effectively  in  Purchaser  title to, or to put
Purchaser  more fully in possession  of, any of the Assets,  or to better enable
Purchaser to  complete,  perform or  discharge  any of the Assumed  Liabilities, including,  without  limitation,  using its best  efforts to obtain any required third party or governmental consents or releases not obtained at or prior to the
Closing.  Each of the parties  hereto will  cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably  requested from time to time by any other party hereto as necessary to carry out,  evidence and confirm the intended purposes of this  Agreement.

                 ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF
                            SELLERS AND SHAREHOLDERS

         Sellers  and  the  Indemnifying   Shareholders  jointly  and  severally
represent and warrant to, and covenant and agree with, Purchaser as follows:

         4.01 Corporate Existence.  Each Seller is a corporation duly organized, validly  existing and in good standing under the laws of the State of California and has all necessary power and authority to own its own assets as now owned and to carry on its business as now being  conducted.  Each Seller is duly qualified to do  business,  and is in good  standing  as a foreign  corporation,  in those jurisdictions listed on Schedule 4.01. Except as set forth in Schedule 4.01, the aforementioned  jurisdictions are the only jurisdictions in which the conduct of the Business or the  ownership of the Assets  requires  either  Sellers to be so qualified.

         4.02 Power; Authorization; Enforceable Obligations. Each Seller has the
corporate power, authority and legal right to execute,  deliver and perform this
Agreement and all covenants and agreements  referred to in this  Agreement.  The execution,  delivery  and  performance  of this  Agreement  and  all  agreements referred  to  herein by  Sellers  have been  duly  authorized  by all  necessary corporate and  shareholder  action.  This  Agreement has been,  and the Sellers'
Documents  will be, duly  executed  and  delivered  on behalf of Sellers by duly authorized officers or agents of Sellers,  and this Agreement  constitutes,  and the Sellers'  Documents when executed and delivered will constitute,  the legal, valid and binding  obligations of Sellers and Shareholders,  enforceable against
Sellers and Shareholders in accordance with their respective terms.

         4.03 Title and  Condition  of Assets.  Except as set forth in  Schedule
4.03(a),  each  Seller has good and  marketable  title to and  interest in their respective  Assets and such Assets are free and clear of all Liens,  except with
respect   to  the   Assumed   Liabilities.   All  of  the   items  of   tangible
personal/movable  property  constituting a part of the Assets that are necessary to  produce  inventory  for  current  customers  of  Sellers  are in  reasonable operating  condition  and repair except for ordinary,  routine  maintenance  and repairs. Schedule 4.03(b) is a true and complete list of all assets used by each
Seller in the  Business but not owned by it, and a  description  of the terms of and compensation for such use. Sellers will take all reasonable action necessary to enable  Purchaser  to use such  assets in the same  manner and under the same arrangements as Sellers.

         4.04 No Interest in Other  Entities.  Except as otherwise  set forth in
Schedule 4.04,  Sellers do not own or hold,  directly or  indirectly,  either of
record,   beneficially  or  equitably,  any  shares  of  capital  stock  of  any corporation or any ownership or other investment  interest,  in any association, partnership, limited liability company, joint venture or other legal entity.

         4.05 No Conflicting Agreements or Orders; Required Consents or Filings.
Except as set forth on Schedule 4.05, the execution, delivery and performance of this Agreement by Sellers does not and will not violate, conflict with or result in the breach of any term,  condition or provision of, or require the consent of any other Person under: (i) any existing law, ordinance, or governmental rule or regulation  to which  Sellers  are  subject;  (ii) any  judgment,  order,  writ, injunction,  decree  or  award  of any  court,  arbitrator  or  governmental  or regulatory official, body or authority which is applicable to Sellers; (iii) the articles of  incorporation  or bylaws of Sellers,  or any  securities  issued by
Sellers;  or (iv) any  mortgage,  indenture,  agreement,  contract,  commitment, lease, plan, Authorization or other instrument, document or understanding,  oral or written, to which Sellers are parties, by which Sellers may have rights or by which any of the Assets may be bound or  affected,  or which give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Sellers thereunder. Except as set forth on
Schedule 4.05, no Authorization,  approval or consent of, and no registration or filing with,  any  governmental  or  regulatory  official,  body or authority is required in  connection  with the  execution,  delivery or  performance  of this
Agreement by Sellers,  including,  without limitation, the Worker Adjustment and
Retraining Notification Act.

         4.06 No Third Party Options. There are no existing agreements, options, commitments,  or rights  with,  of or to any Person to acquire  any of  Sellers'
assets,  properties  or rights  which are a part of the  Assets or any  interest therein,  except  for  those  contracts  entered  into in the  normal  course of business  consistent with past practice for the sale of Inventory.  There are no existing options,  warrants,  rights,  calls,  commitments,  conversion  rights, rights of exchange,  plans or other  agreements  of any kind  providing  for the purchase, issuance or sale of any shares of the capital stock of Sellers.

         4.07 Financial Statements. The Annual Statements have been prepared and adjusted on a basis consistent with prior accounting  methods and practices used in preparing  the  financial  statements of the Sellers for years prior to 1997.
Except as  expressly  stated on  Schedule  4.07,  the Annual  Statements  fairly represent the financial  condition of the Sellers at the respective dates stated
therein and the income,  expenses and results of  operations  of Sellers for the time periods  covered thereby and do not, and will not, omit to state or reflect any fact  concerning  Sellers or the Business  necessary to make the  statements therein  not  misleading.  Sellers  do not have  any  outstanding  or  potential unasserted claims,  contingent obligations (whether as a guarantor,  indemnitor, surety,  accommodation  party or  otherwise),  liability for taxes or forward or long-term  commitments  or  obligations  relating to the Business or the Assets, except as set forth in the Annual Statements or as set forth in the Schedules to this  Agreement.  There are no  additional,  duplicate  or other  sets of books, financial  statements  or other  documents  which more  accurately  reflect  the financial  condition or results of operations of Sellers for the same periods of time covered by the Annual Statements.

         4.08 Accounts Receivable. Sellers have delivered to Purchaser a current aged list of unpaid accounts and notes  receivable  (the "Accounts  Receivable")
owing to Sellers  (the  "Accounts  Receivable  Schedule"),  and will  deliver to
Purchaser at Closing, an aged list of accounts receivable (the "Closing Accounts
Receivable")  owing to  Sellers  as of the close of  business  on the  preceding business day (the "Closing Accounts Receivable Schedule"), and other information pertaining to the Accounts Receivable as Purchaser shall reasonably request. The
Accounts Receivable  Schedule,  the Closing Accounts Receivable Schedule and any
such updates  thereto or other  related  information  provided to Purchaser  set forth or will set forth a true and correct list of all Accounts Receivable as of the  respective  dates  thereof.  The Accounts  Receivable  are, and the Closing
Accounts Receivable will be legal, valid and binding claims and owing to Sellers as of  such  date,  do not  and  will  not  reflect  any  products  placed  on a consignment or other basis whereby payment is conditional  except for returns in the normal  course of  business,  and are not,  and will not be,  subject to any defense, counterclaim or right of set-off arising prior to Closing.

         4.09 Inventory.  All Inventory used in the conduct of the Business: (i)
was acquired and has been  maintained  in the ordinary  course of the  Business;
(ii) is of good and merchantable quality; and (iii) consists  substantially of a quality,  quantity and  condition  usable,  leasable or saleable in the ordinary course of the Business.

         4.10  Absence  of  Undisclosed  Liabilities.   Except  as  specifically
disclosed in Schedule 4.10,  Sellers have no  liabilities  or  obligations  with respect to the Business or the Assets,  either  direct or  indirect,  matured or unmatured or absolute,  contingent or otherwise,  which have resulted in or will result in a Lien on any of the Assets or which will interfere  with  Purchaser's use of the Assets following the Closing.

         4.11 Employment Agreements; Compensation. Schedule 4.11(a) sets forth a true and complete  roster of all current  employees of Sellers,  including their titles,  dates of hire and current salary, wage or commission levels.  Except as disclosed  on  Schedule  4.11(b),  Sellers  have not entered  into,  nor has any obligation or liability with respect to, any employment or consulting agreement, employee leasing agreement,  executive  compensation plan, collective bargaining agreement,  deferred  compensation  agreement,  supplemental  retirement  income agreement,  split dollar  insurance plan,  bonus plan,  employee pension plan or retirement plan,  employee profit sharing plan, employee stock purchase or stock option plan, severance agreement or any other agreement or arrangement providing for  remuneration or benefits to current or former employees of Sellers or their dependents.  Except as set forth on  Schedule  4.11(c),  Sellers do not have any liability to any person presently or formerly  employed by it in connection with the  operations  of its  business for any arrears in wages,  salaries,  deferred compensation,  supplemental retirement income, overtime pay, vacation, time off, or pay in lieu of vacation or time off (other than for normal wage accruals with respect to the Sellers'  current pay period and  vacation  pay) or for any other payments  or  penalties  for  failure to comply  with any  statute,  law,  rule, regulation or agreement relating to or affecting the Business,  nor is there any basis known to Sellers for any such liability.  It is understood and agreed that the previous  sentence does not apply to any Sellers'  liability  which has been finally and fully  resolved with no  continuing or contingent  obligation on the part of the Sellers.

         4.12 Leases.  Schedule  4.12 attached  hereto  contains an accurate and complete  list and  description  of the terms of all leases or subleases of real property  and  personal  property  to  which  Sellers  are a party  (as  lessee, sublessee,  lessor, or sublessor).  Each lease or sublease set forth in Schedule
4.12 (or required to be set forth in Schedule 4.12) is in full force and effect;
all rents due to date on each such lease or  sublease  have been  paid;  in each case,  the  lessee  or  sublessee  has been in  peaceable  possession  since the commencement  of the  original  term of such  lease  or  sublease  and is not in default thereunder and no waiver,  indulgence or postponement of the lessee's or sublessee's  obligations thereunder has been granted by the lessor or sublessor;
and there  exists no event of default  or event,  occurrence,  condition  or act
(including  the  purchase  of the Assets  hereunder)  which,  with the giving of notice,  the lapse of time or the  happening of any further  event or condition, would become a default  under such lease or sublease.  Sellers have not violated any of the terms or conditions under any such lease or sublease,  and all of the terms,  conditions  and  covenants  to be performed by any other party under any such  lease or  sublease  have been  fully  performed.  The  property  leased or subleased  by  Sellers  is in  adequate  operating  condition  and in a state of maintenance and repair which is adequate and suitable for the purposes for which it is presently being used.

         4.13 Material Contracts.  Except as set forth in Schedule 4.13 attached hereto,  Sellers have not entered  into and are not bound by (i) any  agreement, contract or commitment relating to capital expenditures (not including inventory or raw material) in an amount greater than $10,000.00 and not cancelable without penalty within thirty (30) days,  (ii) any loan or advance to, or investment in, any Person or any  agreement,  contract or commitment  relating to the making of any such loan,  advance or investment,  (iii) any guarantee or other  contingent liability in respect of any  indebtedness or obligation of any Person other than
Sellers (other than the endorsement of negotiable  instruments for collection in the ordinary course of business), (iv) any management service, consulting or any other similar type contract, (v) any agreement,  contract or commitment limiting the freedom of the Sellers to engage in any line of business or to compete  with any Person, (vi) any agreement, contract or commitment which involves $10,000.00 or more and is not cancelable  without  penalty within thirty (30) days or (vii)
any agreement, contract or commitment which might reasonably be expected to have an adverse  impact on the business or operations  of the Sellers.  Except as set forth in Schedule  4.13,  each  contract or agreement set forth in Schedule 4.13
(or required to be set forth in Schedule 4.13) and each Assigned  Contract is in full force and effect and there  exists no default or event of default or event, occurrence,  condition or act (including  the purchase of the Assets  hereunder)
which,  with the giving of  notice,  the lapse of time or the  happening  of any other event or condition, would become a default or event of default thereunder.
Sellers  have not  materially  violated  any of the terms or  conditions  of any contract or agreement set forth in Schedule 4.13 (or required to be set forth in
Schedule 4.13) or of any Assigned Contract in any respect, and all of the terms, conditions  and  covenants to be performed by any other party  thereto have been materially performed.

         4.14  Restrictive  Documents.  Except  as set  forth in  Schedule  4.14 attached  hereto,  Sellers are not  subject to, or are a party to, any  charter, by-law, mortgage, Lien, lease, license, permit, agreement, contract, instrument, law,  rule,  ordinance,  regulation,  order,  judgment  or decree,  or any other restriction of any kind or character,  oral or written,  which adversely affects the business  practices,  operations  or condition of Sellers or any of Sellers'
assets or property,  or which would  prevent  consummation  of the  transactions contemplated by this Agreement, compliance by Sellers with the terms, conditions and provisions  hereof or the continued  operation of the Business or the Assets after the Closing Date on substantially the same basis as heretofore operated or which would  restrict  the ability of Sellers to acquire any property or conduct business in any area.

         4.15  Litigation.  Except  as set  forth in  Schedule  4.15,  no civil, criminal,  administrative or other suit, action,  decree,  arbitration or legal, administrative or other proceeding,  controversy or investigation ("Litigation")
is pending or, to the best of Sellers' knowledge,  threatened against Sellers or any of their  property,  assets or  rights  which  might  adversely  affect  the
Business or the financial or other  condition of Sellers or any of the Assets or which would prevent the  execution and delivery of this  Agreement by Sellers or prevent consummation of the transactions contemplated by this Agreement. Sellers are not aware of any incident,  occurrence or circumstance  that Sellers believe will  result  in any such  Litigation.  Except as set  forth in  Schedule  4.15,
Sellers  are not  subject to or in  default  with  respect  to any order,  writ, injunction,  judgment or decree of any federal,  state,  local or foreign court, department, agency or instrumentality,  or any settlement of any Litigation, nor has the time period of Sellers'  compliance with respect to any of the same been extended  or  stayed.  Except as set forth in  Schedule  4.15,  Sellers  are not presently  parties  to any legal  action to  recover  moneys  due to, or damages sustained by, Sellers in respect of the Business or the assets of Sellers.

         4.16 Labor Relations.  Except as set forth in Schedule 4.16(a),  to the
Best  Knowledge of Sellers or  Indemnifying  Shareholders:  (i) the Sellers have complied  with all  applicable  laws,  rules  and  regulations  relating  to the employment of labor in connection with its business, including those relating to wages (including  overtime),  benefits  (including  vacation),  hours,  employee safety or other  conditions of  employment  and the  withholding  and payment of taxes;  (ii) there are no labor disputes,  controversies,  grievances,  strikes, work  slowdowns or stoppages,  nor are there any  proceedings  before any court, governmental  agency or arbitrator  relating to such matters,  including  unfair labor practice claims,  existing,  pending or threatened  against the Sellers or
between  the  Sellers  and  any  employees  or  leased   workers  or  any  union
representing or claiming to represent any such employees or leased workers,  nor
have  any   discharges   occurred   which  form  the  basis  for  any  claim  of
discrimination  against Sellers; (iii) Sellers are not a party to any collective bargaining  agreement nor have Sellers received any notice that any union claims to represent any employees or leased  workers of the Sellers;  and (iv) Schedule
4.16(b)  sets  forth  the name of each  employee  or leased  worker  of  Sellers terminated  or laid off by the Sellers or  Sellers'  employee  leasing  provider within sixty (60) days prior to the date of this Agreement and the circumstances of such termination or lay off.

         4.17  Taxes.  Sellers  have  withheld  all  amounts  required by law or agreement to be withheld  from the wages or salaries of its  employees,  and are not  liable  for any  arrears of wages or any Tax or  penalties  for  failure to comply with the  foregoing.  Sellers have paid over,  and will pay over,  to the appropriate governmental agencies or depositories, at the time or times required
by  law  (without  any  extensions  or  stays),   all  "employment   taxes"  and
"withholding  taxes"  relating  to  Sellers'  employees.  Except as set forth in
Schedule  4.17(a),  Sellers  have filed all Tax Returns  required to be filed by
Sellers  within the times and in the manner  prescribed  by law and have paid in full or made  provision to pay within the period  provided by law, all Taxes due thereunder. All such Tax Returns were true, correct and complete in all material respects  when  filed or made,  are still  true,  correct  and  complete  in all material respects and, with respect to the Sellers' most recently  completed tax period(s),  are listed,  along with the  appropriate  federal  taxing  authority
(e.g.,  the Internal Revenue  Service) and applicable  state,  local and foreign taxing authorities,  on Schedule 4.17(b) attached hereto. Sellers have delivered to Purchaser and its advisors, for inspection, true, correct and complete copies of all such Tax Returns for its last three (3) fiscal years.  Except as provided on Schedule  4.17(a),  neither the Internal Revenue Service nor any other taxing authority  is now  asserting  or  threatening  to  assert  against  Sellers  any deficiency  or claim for  additional  Taxes or interest  thereon or penalties in connection therewith. Sellers have not been granted or availed themselves of any waiver of any statute of  limitations  with  respect to, or any  extension  of a period  for the  assessment  or filing  of,  any  federal,  state or local  tax, assessment  or premium.  Except as set forth in Schedule  4.17(a),  no waiver or extension  of any filing or payment date or of any statute of  limitations  with respect to Taxes has been  requested of or given to Sellers,  and no claims have been asserted or threatened for Taxes against  Sellers.  Sellers have accrued on their  books and records all Taxes  accruing  on its  business or the  operation thereof which are presently  payable.  Except as set forth in Schedule  4.17(a), all Taxes which are due and payable  arising from the conduct of the Business or ownership  or  operation of the Assets have been paid in full and all such Taxes which will become due and payable on, prior to or after the Closing Date will be paid in full on or prior to the  Closing  Date or in a  timely  manner,  without imposition of penalties or interest.

         4.18 Compliance.  Except as set forth in Schedule 4.18(a),  to the Best
Knowledge of Sellers or the  Indemnifying  Shareholders  have:  (i) Sellers have conducted  the  Business  and  maintained  their  properties,  and the  real and personal  property  covered by present and past leases and subleases (until such time as Sellers were divested of any interest in such  property),  in compliance with,  and  are  not  in  violation  of,  applicable  laws,  ordinances,  rules, regulations  and orders of  federal,  state,  local and  foreign  jurisdictions, governments,  regulatory bodies and courts (including,  without limitation,  any and all applicable building, zoning and licensing laws, ordinances,  regulations or orders affecting the location,  size and function of the Sellers' assets, all
Environmental Laws and Regulations and any and all applicable laws, regulations, orders,  decrees or requirements relating to securities,  properties,  business, products,  advertising,  sales or employment practices,  terms and conditions of employment,  occupational  safety,  health and welfare,  conditions  of occupied premises,  product  safety,  liability  for civil  rights and rights of disabled persons);  (ii)  Sellers have not received any claim or notice that Sellers have not  complied  in all  respects in the  operation  of its  business  and related properties with such laws,  rules,  regulations and orders;  and (iii) except as set  forth on  Schedule  4.18(a),  Sellers  have all  Authorizations,  licenses, permits and  consents  required to be obtained  from  federal,  state,  local or foreign  authorities  with respect to the  ownership or use of its assets or the operation  of the  Business,  a complete  list of which is set forth on Schedule
4.18(b).

         4.19 Employee Benefits.

         (a) Employee Benefit Plans and Similar Arrangements.

                  (i) Schedule  4.19 lists all employee  benefit plans and other similar  arrangements to which Sellers are a party or by which they are bound,  legally or otherwise,  including,  without limitation,  (a) any profit-sharing,  deferred  compensation,  bonus,  stock  option,  stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (b) any plan, agreement or
         arrangement   providing  for  "fringe   benefits"  or   perquisites  to
         employees,  officers, directors or agents, including but not limited to benefits  relating to any  automobiles,  clubs,  vacation,  child care, parenting,  sabbatical,  sick leave, medical, dental,  hospitalization, life  insurance  and  other  types  of  insurance,  and (c)  any  other
         "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

                  (ii) To the Best  Knowledge  of  Sellers  or the  Indemnifying
         Shareholders:  (A) Sellers are in full  compliance  with the applicable provisions  of ERISA (as amended  through the date of this  Agreement), the regulations  and published  authorities  thereunder,  and all other
         Legal Requirements applicable with respect to all such employee benefit plans,  agreements and arrangements;  (B) Sellers have performed all of their  obligations  under all such plans,  agreements and  arrangements including, but not limited to, the full payment when due of all amounts required  to be made as  contributions  thereto or  otherwise;  and (C)
         there are no actions,  suits or claims  (other than routine  claims for benefits) pending or, to the knowledge of Sellers,  threatened  against such plans or their assets, or arising out of such plans, agreements or arrangements,  and no facts  exist  which  could  give rise to any such actions,  suits or claims that might have a material  adverse effect on such plans, agreements or arrangements.

                  (iii) Except as specified in Schedule 4.19, each of the plans, agreements or arrangements can be terminated by Sellers within a period of 30 days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits.

         (b) Qualified Plans.

                  (i) Schedule 4.19 lists all "employee  pension  benefit plans"
         (within  the  meaning  of Section  3(2) of ERISA)  which are also stock bonus,  pension or  profit-sharing  plans within the meaning of Section
         401(a) of the Code.

                  (ii) Each such plan has been duly authorized by the applicable board of directors of Sellers.  Each such plan is qualified in form and operation  under  Section  401(a) of the Code and each trust under each such plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will or could give rise to  disqualification  or loss of tax-exempt status of any such plan or trust under such Sections.

(c)      Title IV Plans.

         No plan listed on Schedule 4.19 is a plan subject to Title IV of ERISA.

         (d) Welfare Benefit Plans.

         All group  health plans of Sellers and any  Affiliate  (as that term is defined in ERISA) have been  operated in  compliance  with the group health plan continuation  coverage requirements of Part 6 Subtitle B of Title I of ERISA and
4980B of the Code to the extent such requirements are applicable.  Except to the extent  required under Section 4980B of the Code,  Sellers do not provide health or welfare  benefits  (through the purchase of insurance or  otherwise)  for any retired or former employees.

         4.20  Intellectual  Property.  "Intellectual  Property"  shall mean all patents,  patent  applications,  trademarks,  registered  trademarks,  trademark
applications,   service   marks,   registered   service   marks,   service  mark
applications,   trade  names,  copyrights,   registered  copyrights,   copyright
applications,  computer  software  including  the source  code,  object code and
executable  code  relating  thereto  (other  than  miscellaneous   off-the-shelf
software, such as, by way of example, word processing,  network and spread sheet programs),  trade secrets,  confidential  information and  proprietary  know-how owned and/or used by Sellers.  Intellectual  Property specifically includes such items set forth in Schedule  4.20(a).  All of the  Intellectual  Property on the
Closing  Date is owned  and/or used by Sellers free and clear of any licenses or
Liens,  except as set forth in Schedule  4.20(b)  attached  hereto.  Purchaser's ownership and use of the Intellectual  Property will not infringe upon any other
Person's rights or create any Lien on the Intellectual Property.  Sellers do not
knowingly  infringe  upon or  unlawfully  or  wrongfully  use  any  intellectual property  owned or  claimed by  another.  Sellers  are not in default  under any obligation  relating  to, nor have  Sellers  received any notice of any claim of infringement  or any other claim or  proceeding  relating  to, any  intellectual property,  including the Intellectual Property,  except as set forth in Schedule
4.20(b).  Except as set forth in Schedule 4.20(b), no present or former employee of Sellers and no other Person owns or has any  proprietary,  financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property.
There are no  confidentiality  or non-disclosure  agreements to which Sellers or any of  Sellers'  employees  or leased  workers is a party  which  relate to the
Business or the Assets, except that signed in conjunction with this transaction.

4.21     Environmental.

         (A) To the Best Knowledge of Sellers or the Indemnifying  Shareholders,
Sellers  are  complying  and  have  complied  with  all  Environmental  Laws and
Regulations, and no action, suit, proceeding,  hearing,  investigation,  charge, complaint,  claim,  demand,  or notice has been filed or commenced or threatened against Sellers alleging any failure so to comply.

         (B) To the Best Knowledge of Sellers or the Indemnifying  Shareholders:
(i) except as set forth in Schedule 4.21(b),  Sellers have obtained all permits, licenses  and  other  Authorizations  which are  required  with  respect  to the
Sellers' operations,  as well as the transactions contemplated hereby, under all
Environmental Laws and Regulations and is in full compliance therewith; and (ii)
all such permits, licenses and Authorizations are listed in Schedule 4.21(b).

         (C) To the Best Knowledge of Sellers or the Indemnifying  Shareholders,
Sellers have not used, stored, or manufactured any Hazardous  Materials,  except those  necessary  in the  ordinary  course of  business  and listed in  Schedule
4.21(c) and, as to such  Hazardous  Materials,  has been in compliance  with all laws, ordinances and regulations applicable to the use and storage thereof.

         (D) To the Best Knowledge of Sellers or the Indemnifying  Shareholders:
(i) except as shown in Schedule 4.21(d),  Sellers have not caused or experienced any past or present events,  conditions,  circumstances,  plans or other matters which may give rise to any statutory,  common law, or other legal liability,  or otherwise  form the  basis  of any  claim,  action,  demand,  suit,  proceeding, hearing,  notice of violation or investigation based on or relating to Hazardous
Materials including,  without limitation,  such matters relating to any property now or  previously  owned,  leased or  utilized  by  Sellers;  (ii)  arise  from inventory of or waste from Hazardous Materials; or (iii) arise from any off-site disposal, release or threatened release of Hazardous Materials.

         (E) To the Best Knowledge of Sellers or the Indemnifying  Shareholders,
except as shown in Schedule 4.21(e), Sellers have not installed,  used or stored any asbestos,  polychlorinated  biphenyls,  carbon  tetrachloride  or lead-based paints  on any  real  property  or in any  building  now  or  previously  owned, operated, leased or used by Sellers.  Additionally,  Sellers have not installed, owned,  removed,  leased  or used  any  underground  storage  tanks  on any real property or in any building now or previously owned, operated, leased or used by
Sellers.

         (F) To the Best Knowledge of Sellers or the Indemnifying  Shareholders,
except as shown in  Schedule  4.21(f),  no past or  present  employee  or leased worker of Sellers has been exposed to any Hazardous Material owned,  produced or utilized by the Sellers.

         (G) To the Best Knowledge of Sellers or the Indemnifying  Shareholders,
except as shown in  Schedule  4.21(g),  and  subject to the  disclosure  on such
Schedule:  (i) no  underground  tanks,  including but not limited to underground storage tanks, piping or subsurface structures of any type exist or have existed on any real property now or previously  owned,  operated,  leased or utilized by
Sellers; and (ii) with respect to those tanks disclosed on Schedule 4.21(g), the tanks still in  operation  are in  compliance  with all  Environmental  Laws and
Regulations,  and the tanks  which  are not in  operation  have  been  closed or removed in compliance with all Environmental Laws and Regulations.

         (H)  Except as shown in  Schedule  4.21(h),  with  respect  to the Real
Property,  Sellers have not received any notice,  and are not aware of any facts which might give rise to such notice,  from any government  agency or private or public entity advising it that it is or may be responsible for any investigation or response costs with respect to a release,  threatened  release or clean-up of chemicals  or  materials,  currently  or in the past,  produced,  used,  stored, treated,  disposed of or resulted  from any  business,  commercial or industrial activities,  operations or processes, including without limitation any Hazardous
Materials.

         (I)  Schedule  4.21(i)  contains a complete  list of all  environmental investigations,  assessments,  audits,  studies,  tests and related materials in possession of Sellers, or known to Sellers, which relate to the current or prior operations  of the  Sellers  or any  real  property  now  or  previously  owned, operated, leased or utilized by Sellers.

         4.22 No Changes  Since  December  31,  2000.  Since  December 31, 2000,
except  as set  forth  on  Schedule  4.22,  Sellers  have not (i)  incurred  any liability or obligation of any nature (whether accrued, absolute,  contingent or otherwise),  except in the ordinary  course of business,  (ii)  permitted any of their assets to be subjected to any Lien,  (iii) sold,  transferred or otherwise disposed of any assets except in the ordinary course of business,  (iv) made any capital  expenditure or commitment  therefor,  except in the ordinary  course of business,  (v) made any bonus or profit sharing  distribution  or payment of any
kind,  except  in  the  ordinary  course  of  business,   (vi)  increased  their
indebtedness  for borrowed  money,  except current  borrowings from banks in the ordinary course of business,  or made any loan to any Person,  (vii) written off as  uncollectible  any notes or accounts  receivable,  except  write-offs in the ordinary course of business,  none of which individually or in the aggregate are material to Sellers, (viii) granted any increase in the rate of wages, salaries, bonuses or other  remuneration  of any  executive  employee or other  employees, except in the ordinary course of business, (ix) canceled or waived any claims or rights of substantial  value, (x) made any change in any method of accounting or auditing  practice,  (xi)  engaged  in any  material  transaction  except in the ordinary  course of  business  as  theretofore  conducted,  (xii)  suffered  any material  adverse  change in their  financial or other  condition or  prospects,
(xiii) had any customer which  generated  revenues of over $100,000 per year for either of Sellers'  last two fiscal  years cease doing  business  with or advise
Sellers that it intended to cease doing  business with Sellers or  substantially reduce the amount of  business it does or  proposes  to do with  Sellers,  (xiv)
otherwise  conducted  the  Business or entered  into any  material  transaction, except in the usual and ordinary  manner and in the ordinary course of business, or (xv) agreed, whether or not in writing, to do any of the foregoing.

         4.23  Absence of  Certain  Business  Practices.  Except as set forth in
Schedule  4.23,  neither the Sellers nor any  officer,  employee or agent of the
Sellers  have:  (i) received,  directly or  indirectly,  any rebates,  payments, commissions,  promotional  allowances or any other economic  benefit  (excluding frequent  flyer miles or similar  programs),  regardless  of its nature or type, from any customer,  supplier,  trading company,  shipping company,  governmental employee or other entity or individual  with whom the Sellers have done business directly or indirectly; or (ii) directly or indirectly,  given or agreed to give any gift or  similar  benefit,  other than of nominal  value,  to any  customer, supplier,  trading company,  shipping  company,  governmental  employee or other person or entity who is or may be in a position  to help or hinder the  business of  Sellers  (or  assist  Sellers  in  connection  with any  actual or  proposed transaction),  which:  (a) would subject Sellers to any damage or penalty in any civil,  criminal or governmental  litigation or proceeding,  (b) if not given in the past would have had an adverse effect on the assets,  business or operations of Sellers,  as reflected in the Annual  Statements,  or (c) if not continued in the future, would adversely affect the assets, business, operations or prospects of Sellers or which would  subject  Sellers to suit or penalty in any private or governmental litigation or proceeding.

         4.24  Receipt  of  Notices.  Neither  the  Sellers  nor  the  officers, directors and  Shareholders  of the Sellers,  have received any notice,  oral or written,  which  indicates  or  suggests  that  any of the  representations  and warranties  contained  in this  Article  IV are not  true  and  complete  in all respects.

         4.25 Assets.  Except as set forth in Schedule  4.25, the Assets include all rights and property necessary to the conduct of the Business by Purchaser in the manner it is presently conducted by Sellers.

         4.26  Conditions  Affecting  Sellers.  Except as set forth in  Schedule
4.26,  there is no fact,  development or threatened  development with respect to the  markets,  products,  services,  clients,  customers,  facilities,  computer software,  data bases,  personnel,  vendors,  suppliers,  operations,  assets or prospects  of the  Business  which are known to Sellers  which would  materially adversely affect the Business,  operations or prospects of Sellers considered as a whole,  other  than such  conditions  as may  affect  as a whole  the  economy generally  or that is public  information.  Sellers have used and will use their best efforts to keep  available  for  Purchaser  the services of the  employees, leased workers, agents, customers and suppliers of Sellers active in the conduct of the  Business.  Sellers  do not  have  any  knowledge  that  any  loss of any employee,  leased  worker,  agent,  customer or  supplier or other  advantageous arrangement  will  result  because  of  the  consummation  of  the  transactions contemplated hereby.

         4.27 Real Property. The following  representations and warranties apply to the Real Property used by the Sellers in the Business:

         (a)  Schedule  4.27  correctly  sets forth a list of the Real  Property which is owned, leased or used by Sellers in the operation of the Business.  The
Real Property is the only real property owned, leased or used by Sellers.

         (b) To the Best Knowledge of Sellers or the Indemnifying  Shareholders:
(i) the use and operation of all Real  Property does not violate any  instrument of record or agreement relating to the Real Property,  or any building,  zoning, subdivision or other land use or similar law,  regulation or ordinance affecting the Real  Property;  and (ii) there is no violation of any covenant,  condition, restriction,  easement  or order of any  governmental  body or any other  Person affecting the Real Property, or the use or occupancy thereof.

         (c) To the Best Knowledge of Sellers or the Indemnifying  Shareholders:
(i) except as set forth in Schedule 4.27,  the Real Property is currently  zoned in the zoning  categories  which permit  operation  of the Real  Property in the manner now and  historically  used,  operated or  maintained.  Sellers  have not requested,  applied  for, or given  consent to, and there are no pending  zoning variances or changes with respect, to the Real Property;  and (ii) except as set forth in Schedule 4.27, the consummation of the transactions contemplated hereby will not  result  in a  violation  of any  applicable  zoning  ordinance  or the termination of any applicable variance now existing,  and if the improvements on the Real  Property are damaged or destroyed  prior to or after the Closing,  the repair or  replacement  of same by  Purchaser  will not violate  any  applicable zoning ordinance.

         (d) Sellers do not know of any pending,  proposed or threatened  action to  condemn  or  take  by  way of  eminent  domain,  or to  impose  any  special assessments  on, or  otherwise  to take or restrict in any way the right to use, alter or occupy any part of the Real Property. All streets providing ingress and egress to the Real Property are public streets.

         (e) To the Best Knowledge of Sellers or the Indemnifying  Shareholders,
the activities carried on in all buildings, structures and improvements included as part of, or located on the Real Property,  and the buildings,  structures and improvements  themselves,  comply in all material  respects with applicable law, including any health, safety or sanitation regulation. All buildings, structures and  improvements  located on the Real Property are in good operating  condition and repair and are usable in the ordinary course of business.

         (f) Sellers have not received  notice of any disputes  with  contiguous property  owners  as to the  boundary  lines of the Real  Property  or as to any improvements, structures or buildings thereon.

         (g) Sellers have not  received  notice of any claims or rights of other
Persons  as to any  rights  over,  across,  under  or  through  any of the  Real
Property, other than those which are a matter of public record.

         (h) To the Best Knowledge of Sellers or the Indemnifying  Shareholders,
all material permits,  licenses and approvals  necessary for the use of the Real
Property  in the manner in which same is now being used have been  obtained  and are in full force and effect.

         (i) Except as set forth in  Schedule  4.27,  the Real  Property  is not subject to any lease, assignment, easement, option, right of way or license.

         (j)  Schedule  4.27 sets forth a complete  description  of all service, maintenance,  utility and management contracts affecting the Real Property.  All such contracts are currently in full force and effect and there is no default or action or  omission  of any third  party or of Sellers  which with the giving of notice or passage of time would constitute a default thereunder.

         (k) Sellers have  delivered  to Purchaser  copies of the three (3) most recent real estate tax assessments for the Real Property.

         (l) The Real Property has such access to all gas,  water,  electricity, storm and sanitary  sewer,  telephone  and other utility  services  necessary or beneficial to the operation of the Business, at its current level of operations.

         (m) Except as set forth on Schedule  4.27,  there are no  construction, improvement  or expansion  programs  currently  on-going or contracted  for with respect to any of the Real Property.

         4.28  Insurance.  All of the  properties  and Assets and  Business  and operations  of Sellers  are  insured,  in amounts  set forth on  Schedule  4.28,
against  all  risks  usually  insured  against  by  persons   operating  similar
properties  or  conducting  similar  operations,  under  valid  and  enforceable policies  issued by insurers of recognized  responsibility.  Schedule 4.28 lists all such policies.

         4.29  Interests  in  Clients,  Suppliers,  etc.  Except as set forth in
Schedule  4.29,  neither  Sellers,  nor any  officer,  director  or  Shareholder possess,  directly or indirectly,  any material  financial  interest in, or is a
director,   officer  or  employee  of,  any  corporation,   firm,   association,
partnership, limited liability company, or other legal entity which is a client, supplier,  customer,  lessor,  lessee, or competitor or potential  competitor of
Sellers.  Ownership of securities of a company whose  securities  are registered under the  Securities  Exchange  Act of 1934 not in excess of 1% of any class of such securities  shall not be deemed to be a financial  interest for purposes of this Section 4.29.

         4.30 Warranties. All products manufactured or sold by Sellers have been in  substantial  conformity  with  applicable  contractual  commitments  and all express or implied warranties made in connection therewith.

         4.31  Prepaid  Expenses  and  Deposits.  Schedule  4.31  sets  forth  a description of all  liabilities,  obligations,  accounts and expenses which have been prepaid by Sellers and all deposits which have been made by Sellers,  which are individually in excess of $1,000.00.  All such amounts arose in the ordinary course of business.

         4.32  Suppliers.  Schedule  4.32 sets forth a list of the suppliers and vendors to Sellers who,  during the year ended  December 31, 2000,  each sold at least $50,000 of products or services to Sellers ("Material  Supplier and Vendor
List"). Sellers will provide to Purchaser,  no later than five (5) business days prior to the Closing,  a supplemental  Material  Supplier and Vendor List, which will  disclose  any Person  which  became a supplier or vendor of Sellers  after
December  31,  2000 and any Person  which  ceased to be a supplier  or vendor of
Sellers after the date hereof,  where in either case Sellers reasonably expected that the volume of products or  services  to be  obtained  therefrom  during the twelve (12) month  period  ended  December  31, 2001 would  exceed  $50,000.  If requested by Purchaser,  Sellers will send estoppel  letters to all or a portion of Sellers'  suppliers and vendors set forth on the Material Supplier and Vendor
List in a form acceptable to Purchaser.

         4.33 Customers.  Schedule 4.33 sets forth a list of Sellers'  customers who, during the fiscal year ended December 31, 2000, purchased at least $100,000 of  Inventory  ("Material  Customer  List").  Schedule  4.33  also  lists any of
Sellers'  former  customers  who ceased to be a customer  of Sellers  during the three (3) year period  ending  December  31, 2000 and during the interim  period ending on the date of this Agreement and had  previously  purchased from Sellers at least  $100,000 of  Inventory  in a twelve (12) month  period.  Sellers  will provide to Buyer,  no later than five (5) business days prior to the Closing,  a supplemental Material Customer List, which will disclose any Person which became a customer of Sellers after  December 31, 2000 and any Person which ceased to be a customer  of Sellers  after the date of this  Agreement,  where in either case
Sellers  reasonably  expected that the customer would purchase at least $100,000 of Inventory from Sellers during the twelve (12) month period ended December 31,
2001.  If requested by Purchaser,  Sellers will send estoppel  letters in a form acceptable  to  Purchaser  to all or a  portion  of  Sellers'  customers  on the
Material Customer Lists.

         4.34 Ownership of Stock. The  Shareholders  collectively own all of the issued and outstanding stock of the Sellers.

         4.35  Documents.  Sellers have furnished or made available to Purchaser and its  advisors  for their  examination  copies of all  agreements,  policies, leases,  and other  instruments and documents  listed on the Schedules  attached
hereto.   Such  copies  are  true  and  complete  and  include  all  amendments,
supplements,   and   modifications   thereto  or  waivers  currently  in  effect
thereunder.

         4.36  No  Misrepresentation.  No  representation  or  warranty  made by
Sellers or  Shareholders  in this Agreement or any Schedule  hereto  contains or will contain any untrue  statement of any fact or omits or will omit to state or reflect any fact required to be stated or reflected therein or necessary to make the statements contained herein and therein not misleading.

            ARTICLE V - REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Sellers and Shareholders as follows:

         5.01  Existence.  Purchaser is a corporation  duly  organized,  validly existing and in good standing under the laws of the State of Missouri.

         5.02  Corporate  Power and  Authorization.  Purchaser has the corporate power, authority and legal right to execute,  deliver and perform this Agreement and all covenants and agreements  referred to in this Agreement.  The execution, delivery and performance of this Agreement and all agreements referred to herein by Purchaser have been duly authorized by all necessary  corporate action.  This
Agreement  has been duly  executed and  delivered on behalf of Purchaser by duly authorized  officers or agents of Purchaser and this Agreement  constitutes  the legal, valid and binding obligation of Purchaser  enforceable  against Purchaser in accordance with its terms.

         5.03 Validity of Contemplated Transactions. The execution, delivery and performance  of this  Agreement  by  Purchaser  does not and  will not  violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to:

         (a) any existing law, ordinance,  or governmental rule or regulation to which  Purchaser  is  subject;

         (b) any action, claim, suit, proceeding, investigation or any judgment,
order,  writ,  injunction,   decree  or  award  of  any  court,   arbitrator  or
governmental  or regulatory  official,  body or authority which is applicable to
Purchaser;

         (c) the  Certificate of  Incorporation  or Bylaws of, or any securities issued by, Purchaser; or

         (d) any mortgage, indenture,  agreement,  contract,  commitment, lease, plan or other instrument,  document or understanding,  oral or written, to which
Purchaser is a party or by which Purchaser is otherwise bound.

No Authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by
Purchaser.

                     ARTICLE VI - COVENANTS OF THE PARTIES

         6.01 Conduct of  Business.  Subject to the  provisions  of this Section
6.01,  until the Closing  Sellers shall conduct,  and  Shareholders  shall cause
Sellers to conduct,  the Business in the ordinary and usual course and,  without limiting the  generality  of the  foregoing,  without the prior  approval of the
Purchaser, Sellers covenant and agree as follows:

         (a) Sellers  will  maintain  Inventories  at levels  adequate,  but not excessive,  in relation to the  circumstances  of the Business and in accordance with past inventory practices,  and not dispose of or waive any property,  right or other assets employed in the Business, except in the ordinary course;

         (b)  Sellers  will  maintain  their  assets in good  repair,  order and condition,  reasonable wear and tear excepted, and not acquire or dispose of any material fixed assets;

         (c)  Sellers  will  maintain  and keep in full  force  and  effect  all insurance  on its assets  and  property  and all  insurance  provided  for their employees  under  welfare  benefit  plans,  all  liability  and  other  casualty insurance,  and all  presently  carried bonds and other surety  arrangements  in connection with the Business,  the Assets,  the liabilities and the employees of
Sellers;

         (d)  Sellers  will not  enter  into or  amend  any  employment,  bonus, severance,  retirement  contract or arrangement  nor any Employee  Benefit Plan, except as set forth in Schedule 6.01;

         (e) Sellers will not increase any salary or other form of  compensation payable or to become payable to any of the  Employees,  alter any fringe benefit to which any Employee is entitled, nor pay any bonuses to any Employees,  except as may be  required by law or for  payments to be made  pursuant to the bonus or profit  sharing  provisions  of the  employment  agreements  listed on  Schedule
4.11(b) and other wage increases in the normal course of business.

         (f)  Sellers  will not enter  into or agree to enter  into any lease or supply,  purchase,  distribution or other  contract,  nor make or agree upon any lease,  contract,  purchase  or sale order,  or other  commitment  requiring  an expenditure in excess of $10,000 with a term expiring more than three (3) months beyond the Closing Date, nor will Sellers make or permit to be made any material amendment  or  termination  of any contract or agreement to which a Sellers is a party, or surrender or forfeit any Authorization;

         (g)  Sellers  will  continue  to deal with  their  present  executives, employees,  agents,  suppliers,  customers, and others having business relations with it consistent with Sellers' current practices;

         (h) Sellers  will  maintain  their  books,  accounts and records in the usual and ordinary manner on a basis  consistent with the Annual  Statements and prior years;

         (i)  Sellers  will not allow a Lien to be  created or imposed on any of their assets;

         (j) Sellers will not incur any debt or obligation for borrowed funds;

         (k) Sellers will not extend credit in the sale of products,  collection of  receivables  or  otherwise,  except in the  ordinary  course of business and consistent with past practices;

         (l) Sellers will not sell,  option,  mortgage,  lease, buy or otherwise acquire or dispose of any Real  Property  or any  interest  therein  nor modify, cancel  or  amend  any  leases  with  respect  to the Real  Property  nor buy or otherwise acquire or lease any other real property;

         (m) Sellers  will  maintain,  preserve  and  protect  the  Intellectual
Property,  cause to be made all needed and proper  renewals  thereto so that the
Business may be properly  conducted  at all times,  and  maintain,  keep in full force and effect and make all  necessary  payments on all  contracts,  licenses, patents and agreements related to the Intellectual Property;

         (n) Sellers will pay and discharge  all  indebtedness  and  obligations promptly in accordance with Sellers' normal terms and practices  before the same shall become in default,  as well as all lawful claims for labor,  materials and supplies;

         (o)  Sellers  will  pay  when  due all  Taxes,  assessments  and  other governmental  charges or levies  which  become due and payable to any  political entity,  subdivision  or  department  thereof  under any law now or hereafter in force and  effect,  unless  such  Taxes,  assessments,  charges  or  levies  are contested in good faith in appropriate proceedings;

         (p) Sellers  will not (i) wind up,  liquidate or dissolve or enter into any  transaction  of merger or  consolidation,  or (ii) convey,  sell,  lease or otherwise  dispose of any properties,  other than Inventory sold in the ordinary course of business; and

         (q)  Sellers  will  keep   confidential   all  of  its  trade  secrets,
proprietary information and know-how.

         (r) Following the Closing  Date,  Sellers will not use any name,  mark, commercial  symbol or logo that is the same as or confusingly  similar to any of the Intellectual Property.

6.02     Employees.

         (A) As of the Closing Date,  Purchaser  shall offer  employment,  on an at-will basis (except as noted in this Agreement), to such of those persons then employed  by Sellers in the  Business as  Purchaser  may  determine  in its sole
discretion,   at  such  compensation  rates,  benefit  levels  and  with  duties determined  by Purchaser in its sole  discretion  (the  "Employees").  Each such
Employee,  whether  represented by a labor union or not, who becomes an employee of  Purchaser  shall  receive full credit for his or her past service to Sellers for the following purposes only: (i) vacation benefits; (ii) union seniority, if applicable;  (iii) vesting under any defined benefit plan created,  sponsored or assumed  by  Purchaser;  and (iv) as  required  by any union  contract  or union pension plan which is being assumed by Purchaser.  Past service  credit will not be received for any other  purposes,  including but not limited to,  determining benefits under any such defined benefit plan (except for the union pension plan)
or severance pay.

         (B) Except with respect to the Assumed  Liabilities,  Sellers shall pay in full to and/or  settle  with,  on or before  the  Closing  Date,  each of the
Employees who accepts an offer of  employment  by Purchaser in  accordance  with
Section  6.02(A),  all  salaries,  bonuses  and  other  amounts  payable  to  or receivable by the Employees or payable to or receivable by any government agency with respect to workers' compensation or any other similar taxes or benefits, up to and including the Closing Date.

         (C) Until the third  anniversary of the Closing Date,  Sellers will not directly or indirectly solicit or offer employment to any Employee (i) who is an employee of Purchaser  at the time of such  solicitation  or offer,  or (ii) who became an employee of  Purchaser  but  terminated  such  employment  without the consent of Purchaser within 180 days of such solicitation or offer.

         (D) Sellers and Shareholders shall use their respective best efforts to persuade  those  employees  of  Sellers,  designated  by  Purchaser,  to  become employees of Purchaser  following the Closing on terms,  and pursuant to written employment agreements, acceptable to Purchaser.

         6.03 Employee Benefits.  Except for Assumed Liabilities,  no portion of the assets of any plan,  fund,  program or  arrangement,  written or  unwritten, heretofore sponsored or maintained by Sellers (and no amount attributable to any such  plan,  fund,  program  or  arrangement)  shall be  required  hereunder  or otherwise to be transferred to Purchaser, and Purchaser shall not be required to continue any such plan,  fund,  program or  arrangement  after the Closing Date.
Purchaser  shall not be  liable  for any  claim  for  insurance,  reimbursement, unfunded profit sharing  payment,  accrued but unpaid bonuses,  any self-insured benefits or other benefits  payable by reason of any event which occurs prior to the Closing Date.

         6.04 Litigation.  Until the Closing,  Sellers shall promptly notify the
Purchaser  of any  Litigation  or claims that are  commenced  or made or, to the knowledge of the Sellers,  threatened against Sellers.  6.05 Publicity.  Neither
Sellers,  Shareholders  nor  Purchaser  shall  issue any  publicity  release  or announcement concerning the transactions contemplated hereby without the advance consent  of  Sellers  (in the  event  of a  proposed  Purchaser  disclosure)  or
Purchaser (in the event of a proposed  disclosure  by Sellers or  Shareholders), except as such  release or  announcement  may be  required  by  applicable  law, including without limitation, applicable federal securities laws.

         6.06 Access to Records After  Closing.  For a period of three (3) years after the Closing, with respect to materials related to or required with respect to Tax Returns or tax audits,  or for any other  materials,  the Purchaser shall retain and make available to Sellers any of the books and records of Sellers (or copies thereof, at the expense of the Sellers) delivered to the Purchaser at the
Closing,  at any reasonable time during normal business hours for any reasonable purpose  (including,  without  limitation,  settling or  defending  any claim or responding  to any tax  audit).  The  Purchaser  shall have the right  after the applicable periods to dispose of any such books or records that are not material in nature; provided,  however, not less than thirty days prior to destruction of any such  materials,  Purchaser  will give Sellers  written  notice of intent to destroy such materials,  on a date stated in the notice,  reasonably identifying such materials,  and if Sellers do not give written notice to Purchaser prior to such date  stated in the  notice,  of  Sellers'  wish to  obtain  such  records,
Purchaser  may  destroy  such  records  in  accordance  with its  normal  record
destruction  policy.   Purchaser  will  provide  Sellers  with  suitable  office
facilities  at the  principal  location of the  Business for the purpose of such access.

         6.07  Litigation  Cooperation.  If Sellers or  Purchaser  shall  become engaged  or  participate  in any  Litigation  or claim  with any third  party in respect of the  Business as conducted  on,  prior to, or  following  the Closing
Date,  the Purchaser or Sellers,  as the case may be, shall  cooperate  with one another in all reasonable respects, in connection  therewith,  including without limitation,  making available, relevant records and employees who may be helpful with respect to such Litigation or claim.

         6.08 California  State Sales and Transfer Taxes.  Purchaser will pay to
Sellers not later than ten (10) days prior to the due date,  and Seller will pay to  California  State  Board of  Equalization  the  California  state  sales and transfer taxes related to the transfer to Purchaser of the Assets.

         6.09 Expenses of Sale. Sellers, on the one hand, and the Purchaser,  on the other hand,  shall bear their own direct and indirect  expenses  incurred in connection  with the  negotiation  and  preparation  of this  Agreement  and the consummation and performance of the transactions contemplated hereby, including, without limitation, all legal fees, accounting fees and financial advisory fees.

         6.10 No  Negotiation.  Until such time,  if any, as this  Agreement  is terminated pursuant to Section 13.01, neither Sellers nor Shareholders will, and each will cause each of their  representatives  not to,  directly or  indirectly solicit,  initiate,  or encourage  any inquiries or proposals  from,  discuss or negotiate with, provide any non-public information to, or consider the merits of any  unsolicited  inquiries or proposals from, any Person (other than Purchaser)
relating to any transaction  involving the sale of the Business or Assets (other than in the ordinary  course of the Business) of Sellers,  or any of the capital stock of Sellers, or any merger, consolidation, business combination, or similar transaction  involving  Sellers,  or enter into any  agreement  to do any of the foregoing.

         6.11  Insurance  Claims.  Following  the  Closing  and with  respect to occurrences  prior to Closing,  Sellers  shall  provide the  Purchaser  with the benefit of such existing workers  compensation or general  liability  (excluding director  and  officer  liability),  automobile  liability  or  other  insurance policies as currently  cover the  operations of Sellers,  but only to the extent the Sellers are able, using its reasonable efforts to obtain such benefits.

         6.12 Insurance.

         (A) Sellers will maintain all direct damage, legal liability (including products  liability),  workers'  compensation  and other  pertinent  policies of insurance until the Closing Date. Sellers  represent,  warrant and covenant that
Sellers'  policy  or  policies  of  products  liability  insurance  apply to all occurrences in the Business  through the Closing Date,  regardless of the date a claim is made arising out of any occurrence.

         (B) In the event that,  on or prior to the Closing  Date,  any property owned,  leased or used by Sellers  suffers any material  damage,  destruction or loss,  Sellers do not repair or replace said property  prior to the Closing Date and the Purchaser  determines that it will proceed with the  consummation of the transactions  contemplated  by this  Agreement,  Sellers shall  surrender to the
Purchaser (i) insurance  proceeds  received by it with respect to such damage or loss equal to the cost of the repair or replacement  of such property,  and (ii)
all rights of  Sellers  with  respect  to any  causes of action,  whether or not litigation has commenced on the Closing Date, in connection  with such damage or loss, up to the cost of the repair or replacement of such property. In the event
Sellers repair or replace said property prior to the Closing Date, Sellers shall retain  all  insurance  proceeds  and all rights  with  respect to any causes of action in connection with such damage or loss.

         6.13  Consents  and  Conditions   Precedent.   As  soon  as  reasonably
practicable after the execution and delivery of this Agreement, and in any event on or before the Closing  Date,  each party will use its best  efforts to obtain the written  consent of all Persons whose consent to such party's  execution of, and  consummation  of  the  transactions  contemplated  by,  this  Agreement  is required,  in  form  and  substance  acceptable  to  the  other  parties  acting reasonably,  including  the written  consent of any Person whose  consent to the transfer of any Asset, including the Assigned Contracts, is required. Each party will furnish the other parties with original executed copies of such consents as they are obtained.  Sellers and the Shareholders  will use their best efforts to satisfy  those  conditions  precedent set forth in Section 7.01 which are within the control of Sellers and the  Shareholders,  respectively.  Purchaser will use its best efforts to satisfy those conditions precedent set forth in Section 7.02 which are within Purchaser's control.

         6.14 Tax Returns and Audits.

         (A) Filing of Tax Returns and Payment of Taxes.  Sellers  shall file or cause to be filed when due all Tax Returns in respect of Taxes for taxable years or periods  ending on or prior to the Closing  Date and shall pay or cause to be paid the Taxes shown to be due on any such Return. Purchaser shall file or cause to be filed when due all Tax  Returns for Taxes in respect of the Assets for all periods  beginning  after the Closing  Date and for all periods that include the
Closing  Date and shall pay or cause to be paid the Taxes shown to be due on any
such  returns.   Sellers,   upon   notification   and  receipt  of  satisfactory
documentation  from Purchaser,  at least fifteen (15) days prior to the due date for payment,  shall pay Purchaser,  prior to the due date for payment, the Taxes to be paid with any such Tax  Returns  with  respect to all  taxable  periods or portions  of  periods  ending on or before the  Closing  Date (to the extent not previously  paid by Sellers).  Purchaser  shall be responsible for any audits of such Tax Returns;  provided,  however, that Sellers shall be given notice of the commencement of any audit within ten (10) days thereafter and Sellers,  at their own expense,  may participate in such audit. If there is an audit in which there is a  possibility  Sellers  may  become  liable  under this  Section  6.14(A) or otherwise,  Purchaser  shall not settle or compromise  the Tax claim without the prior  written  consent of  Sellers,  which  consent  shall not be  unreasonably withheld. If there is a settlement or other disposition of the audit,  Purchaser shall be entitled  to receive,  at least ten (10) days in advance of any payment that it makes in connection  with the  settlement or other  disposition  of such proceedings,  the part of any such  payment for which  Sellers are liable  under this Section 6.14(A).

         (B)  Cooperation   and  Assistance.   Purchaser  and  Sellers  and  the
Shareholders  agree to  furnish or cause to be  furnished  to each  other,  upon written  request and as promptly as  practicable,  such  information  (including without  limitation,  access to books and  records)  and  reasonable  assistance relating  to the  Business  or the  Assets as is  necessary  for the filing of a return, preparation for any audit, and prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. Purchaser and Sellers and the
Shareholders  shall  cooperate  with each  other in the  conduct of any audit or other proceeding involving the Business or the Assets and each shall execute and deliver such  documents as are necessary to carry out the intent of this Section
6.14(B).  Except as provided in Section 6.14(A) above,  Purchaser shall have the right to control the resolution of the audit or settlement proceedings for which
Purchaser is to bear the cost of any resulting Tax.

         (C) Nonforeign  Affidavit.  Sellers shall furnish Purchaser affidavits, stating,  under penalties of perjury,  the  transferors'  United States taxpayer identification  numbers  and  that  the  transferors  are not  foreign  persons, pursuant to Section 1445(b)(2) of the Code.

         6.15 Reasonable Access.  Prior to the Closing,  and after the execution of this  Agreement by the parties  hereto,  Sellers will give  Purchaser and its representatives (including its attorneys and independent accountants) reasonable access,  during  normal  business  hours  and upon  reasonable  prior  notice to
Sellers, to the assets, personnel,  properties,  books, records,  agreements and commitments  of Sellers and the work papers of  Sellers'  Accountants  and shall furnish  Purchaser  during  such period  with all such  information  relating to
Sellers as Purchaser may reasonably request.

         6.16  Maintenance  of Assets.  At all times prior to and  following the
Closing,  Sellers will maintain assets  sufficient to satisfy their  obligations under this Agreement.  6.17 Reasonable  Efforts to Obtain Employment  Agreement.
Sellers and Indemnifying  Shareholders  agree to use reasonable efforts to cause
Marek P. Pranga to enter into an employment  agreement  with  Purchaser on terms acceptable to Marek P. Pranga and the Company promptly after Closing.

               ARTICLE VII - CONDITIONS PRECEDENT TO THE CLOSING

         7.01 Conditions Precedent to Purchaser's  Obligations.  All obligations of Purchaser under this Agreement are subject to the fulfillment or satisfaction
(or waiver in writing by Purchaser in its sole  discretion),  prior to or at the
Closing, of each of the following conditions precedent:

         (a)  Representations,  Warranties,  Covenants and Agreements of Sellers
and Shareholders. The representations,  warranties,  covenants and agreements of
Sellers  and  Shareholders  contained  in this  Agreement  or in any of Sellers'
Documents shall have been true and correct on the date hereof, without regard to any Schedule  amendments or updates  furnished by Sellers after the date hereof, and shall be true and correct at the Closing with the same effect as though such representations,  warranties,  covenants  and  agreements  were  made  as of the
Closing.

         (b) Compliance  with this  Agreement.  Sellers shall have performed and complied  with  all  covenants,  agreements  and  conditions  required  by  this
Agreement to be performed or complied with by them prior to or at the Closing.

         (c) Closing  Certificate.  Purchaser  shall have received  certificates from  Sellers,  dated as of the Closing,  certifying in such detail as Purchaser may reasonably request that the conditions specified in Section 7.01 hereof have been  fulfilled  and  certifying  that  Sellers  have  obtained all consents and approvals required and not waived under this Agreement.

         (d) No  Threatened  or Pending  Litigation.  As of the Closing no suit, action or other  proceeding  or injunction or final  judgment  relating  thereto shall be threatened or be pending before any court or governmental or regulatory official,  body or authority in which it is sought to restrain or prohibit or to obtain  damages  or other  relief  in  connection  with  this  Agreement  or the consummation of the transactions  contemplated hereby, and no investigation that might result in any such suit, action, proceeding,  injunction or judgment shall be pending or threatened.

         (e) Third Party  Consents  and  Releases.  All  consents and waivers by third  parties that are required for the transfer of the Assets to the Purchaser or that are  required  for the  consummation  of the  transactions  contemplated hereby,  or that are required in order to prevent a breach of or a default under or a  termination  or  modification  of any lease,  license  or other  agreement relating  to the  Business  or the Assets to which the Sellers are a party or to which any portion of the property of Sellers relating to the Business is subject will have been obtained, and, releases of any and all security interests held by third parties on the Assets  required by Purchaser will have been obtained,  all on terms reasonably satisfactory to the Purchaser.

         (f) Other Authorizations.  All Authorizations that are required for the consummation of the transactions contemplated hereby and all Authorizations that are  required  for the  conduct  of the  Business  will  have been duly made and obtained on terms satisfactory to the Purchaser.

         (g)  Leases.  Purchaser  shall  have  entered  into  leases,  on  terms acceptable  to  Purchaser,  of the Real  Property  currently  used by Sellers in connection with the Business.

         (h) Payment of Excluded  Liabilities.  All known Excluded  Liabilities, including  those  referred to in the  non-exclusive  list in the  definition  of
"Excluded  Liabilities," which have accrued as of the Closing Date and which, if not paid,  would  create a Lien  against  any of the  Assets or  interfere  with
Purchaser's use of the Assets following the Closing shall have been paid in full by Sellers and Sellers shall have  delivered  satisfactory  evidence  thereof to
Purchaser.

         (i)  Opinion of Counsel for Sellers  and  Shareholders.  Reish  Luftman
McDaniel & Reicher shall have delivered to Purchaser a written opinion, dated as of the Closing,  in the form of Schedule 7.01(i) with only such changes as shall be in form and substance reasonably  satisfactory to the Purchaser and its legal counsel.

         (j)  Material  Adverse  Changes.  The  Business,   the  Assets  or  the
operations  or prospects of the Business  shall not have been,  and shall not be threatened to be,  materially  adversely  affected in any way as a result of any event or occurrence.

         (k) Good Standing and Other Certificates.  Sellers shall have delivered to the Purchaser:

                  (i)  copies  of  the  Sellers'   articles  of   incorporation,
         including  all  amendments  thereto,  in  each  case  certified  by the
         Secretary of State of the State of Sellers' organization;

                  (ii)  certificates from the Secretary of State of the state of
         Sellers'  organization,  to the  effect  that the  Sellers  are in good standing;

                  (iii) a  certificate  from  the  Secretary  of  State or other appropriate official in each State in which Sellers are qualified to do business to the effect that Sellers are in good standing in such State;

                  (iv) a  copy  of  the  bylaws  of  Sellers,  certified  by the
         Secretary of the Sellers as being true and correct and in effect at the
         Closing; and

                  (v) evidence satisfactory to Purchaser that Sellers have taken all actions  necessary by Sellers to enable  Purchaser to use the names
         "Tempco  Engineering"  and  "Hyco  Precision"  and  all  names  similar thereto,  including  providing to Purchaser fully executed  articles of amendment of their respective articles of incorporation or other papers necessary to change their  corporate  names, in form  satisfactory  for
         filing  with  the   Secretary   of  State  of  the  state  of  Sellers'
         organization  and each  state  in which  Sellers  are  qualified  to do business.

         (l) Approval of Documents; Corporate Matters.

                  (i) All actions,  proceedings,  resolutions,  instruments  and documents  reasonably required by Purchaser to carry out this Agreement or  incidental  hereto and all other  related  legal  matters  shall be legally  sufficient  and reasonably  satisfactory  to Purchaser and its counsel.

                  (ii) The execution  and delivery of this  Agreement by Sellers and the performance of Sellers'  covenants and  obligations  hereunder, shall have been duly  authorized by all  necessary  corporate and other actions of Sellers,  including,  without  limitation,  the  approval of
         Sellers' board of directors and the  shareholders,  and Purchaser shall
         have   received   copies  of  all   resolutions   pertaining   to  such
         authorization, certified by the corporate secretary of Sellers.

         (m)  Casualty  Loss.  The  Business  shall not have been  curtailed  or interrupted  by, and the Assets  shall not have been  affected  by, any material loss,  destruction or damage due to fire or other casualty or, if any such loss, destruction or damage shall have occurred,  Purchaser shall have determined that such  loss,  destruction  or  damage  is not of such  nature  as to  curtail  or interrupt  the Business or  determined  that  available  insurance  proceeds are sufficient  to repair or replace any  damaged or lost  Assets and Sellers  shall have  assigned  the  proceeds of any such  insurance to Purchaser or repaired or replaced any lost or damaged Asset.

         (n) Key  Customers.  Purchaser  shall  have  received  reasonable  oral assurance from Sellers'  customers listed on Schedule 7.01(n) ("Key  Customers")
that the Key Customers  continue to have an obligation to do business with Buyer after the Closing and that order  backlog with Sellers will remain in place with
Purchaser,  subject to Purchaser's  continuation of Sellers'  customary level of quality and service.

         (o)  Environmental  Assessment.   Purchaser  shall  have  received  and
approved an  environmental  assessment,  performed  by a company  acceptable  to
Purchaser,  and confirming  compliance with  Environmental  Laws and Regulations with respect to the Business and the Real Property  used in connection  with the
Business,  and Seller will pay the expense of such assessment up to $3,500, with all expense for such  assessment in excess of $3,500 being split equally between
Purchaser and Sellers.

         (p) Employment Agreements. Purchaser shall have entered into employment agreements with Sellers' employees listed on Schedule 7.01(p).

         (q) Consulting Agreements. Purchaser shall have entered into Consulting
Agreements  with Ernest L. Star and Peter Holz for a term of one year and for an annual fee of $1.00 each and otherwise on terms acceptable to Purchaser.

         (r) Noncompetition  Agreements.  Sellers and the Shareholders listed on
Schedule 7.01(r) shall each have executed noncompetition agreements for five (5)
years after the Closing Date and otherwise on terms acceptable to Purchaser.

         (s) Satisfactory Review of the Business,  Assets and Inspections,  Etc.
Purchaser  shall  have been  given  access to and been  permitted  to review the
Assets,  the Business and such other information as shall have been requested by
Purchaser  and to visit  with or  otherwise  contact  customers,  suppliers  and vendors of Sellers  (provided  any such visit or contact shall be conducted in a manner reasonably agreeable to Sellers and approved in advance by Sellers),  and
Purchaser  shall be  satisfied,  in its  sole  discretion,  with  the  physical, environmental and operating  condition of the Assets, the financial condition of the Business, the future of relationships with Sellers' customers, suppliers and all findings related to Environmental Laws and Regulations.

         (t) Name Change.  Sellers will provide  Purchaser at Closing with fully executed Articles of Amendment changing their respective corporate names.

         (u) Agreement to Allocation  of Purchase  Price.  Sellers and Purchaser
shall have allocated the Purchase Price in conformity with  Purchaser's  opening balance sheet intending to reflect the Business  immediately  after the Closing, as more specifically set forth in Schedule 7.01(u) attached hereto.

         (v) Transactional  Closing  Documents.  Seller and Purchaser shall have reasonably  agreed on the terms of Schedules 2.04,  3.02(a),  3.02(b),  3.02(c),
3.02(d),  3.02(e),  7.01(i), 7.01(r) and 7.02(f), which, upon agreement thereon, will be attached to this Agreement prior to Closing.

         7.02 Conditions Precedent to Sellers'  Obligations.  All obligations of
Sellers under this Agreement are subject to the fulfillment or satisfaction  (or waiver by Sellers in its sole discretion),  prior to or at the Closing,  of each of the following conditions precedent:

         (a)  Representations  and Warranties of Purchaser.  The representations and warranties of Purchaser contained in this Agreement or in any of Purchaser's
Documents  shall have been true and correct on the date hereof and shall be true and correct at the Closing  with the same effect as though such  representations and warranties were made as of such date.

         (b) Compliance with this Agreement.  Purchaser shall have performed and complied with all  agreements  and  conditions  required by this Agreement to be performed or complied with by it prior to or at the Closing.

         (c) Closing Certificate. Sellers shall have received a certificate from
Purchaser  dated as of the  Closing  certifying  in such  detail as Sellers  may reasonably  request  that the  conditions  specified in this Section 7.02 hereof have been fulfilled.

         (d) No Threatened or Pending  Litigation.  As of the Closing,  no suit, action or other  proceeding  or injunction or final  judgment  relating  thereto shall be threatened or be pending before any court or governmental or regulatory official,  body or authority in which it is sought to restrain or prohibit or to obtain  damages  or other  relief  in  connection  with  this  Agreement  or the consummation of the transactions  contemplated hereby, and no investigation that might result in any such suit, action, proceeding,  injunction or judgment shall be pending or threatened.

         (e) Approval of Documents. The execution and delivery of this Agreement by Purchaser  and the  performance  of  Purchaser's  covenants  and  obligations hereunder,  shall have been duly authorized by all necessary corporate and other actions of Purchaser, including, without limitation, the approval of Purchaser's board of directors,  and Sellers shall have received  copies of all  resolutions pertaining  to such  authorization,  certified  by the  corporate  secretary  of
Purchaser.

         (f) Opinion of Counsel for Purchaser.  Gallop,  Johnson & Neuman, L.C.,
counsel to Purchaser,  shall have delivered to Sellers a written opinion,  dated as of the  Closing,  in the form of Schedule  7.02(f)  with only such changes as shall be in form and substance  reasonably  satisfactory to Sellers and Sellers'
counsel.

         (g) Employment Agreements. The key employees listed on Schedule 7.01(p)
will each have entered into an employment  agreement  with Purchaser in form and substance satisfactory to the employee.

         (h) Consulting  Agreements.  Sellers shall have entered into Consulting
Agreements  with  Ernest  L.  Star and  Peter  Holz on terms  acceptable  to the
Shareholders.

         (i)  Leases.  Purchaser  shall  have  entered  into  leases,  on  terms acceptable  to  Sellers,  of the Real  Property  currently  used by  Sellers  in connection with the Business.

         (j) Receipt of Closing  Consideration.  Sellers shall have received the
Closing Consideration in accordance with Section 2.04(A).

         (k) Agreement on Allocation  of Purchase  Price.  Sellers and Purchaser
shall have allocated the Purchase Price in conformity with  Purchaser's  opening balance sheet intending to reflect the Business  immediately  after the Closing, as more specifically set forth in Schedule 7.01(u) attached hereto.

         (l) LMI Guaranty.  LMI shall execute a guaranty  acceptable to Sellers, of the  obligations of Purchaser  under this Agreement and all other  agreements executed and delivered by Purchaser pursuant to the terms of this Agreement.

         (m) Transactional  Closing  Documents.  Seller and Purchaser shall have reasonably  agreed on the terms of Schedules 2.04,  3.02(a),  3.02(b),  3.02(c),
3.02(d),  3.02(e), 7.01(i), 7.01(r), and 7.02(f), which, upon agreement thereon, will be attached to this Agreement prior to Closing.

               ARTICLE VIII - INDEMNIFICATION OF PURCHASER GROUP

         This Article sets forth the respects in which Purchaser,  its officers, directors  and  shareholders  (collectively,  the  "Purchaser  Group")  shall be indemnified  by Sellers and the  Shareholders  in the event the Purchaser  Group shall  become  obligated  or liable  for,  or shall  discharge,  obligations  or liabilities of Sellers, other than the Assumed Liabilities,  and/or in the event of any breach of a representation,  warranty,  covenant or agreement on the part of Sellers or as a result of the waiver of compliance with the Bulk Sales Law.

         8.01 Breach of Representation, Warranty, Covenant or Agreement. Sellers
and the Shareholders  agree,  jointly and severally,  to indemnify the Purchaser
Group and hold the Purchaser Group harmless against any and all loss, liability, damage,  claim, cost and expense of any nature  whatsoever,  including,  without limitation,  costs of cleanup,  containment or other  remediation and reasonable attorneys',  consultants'  and contractors'  fees and costs,  arising from or in connection with any breach of a representation,  warranty, covenant or agreement on the part of Sellers or  Shareholders  under this Agreement or under any other instrument  or document  executed and  delivered by Sellers or  Shareholders  in connection with the transactions  contemplated hereby, as any of the same may be amended from time to time.

         8.02   Failure  to  Comply  with  Bulk  Sales  Law.   Sellers  and  the
Shareholders agree, jointly and severally,  to indemnify the Purchaser Group and hold the Purchaser Group harmless against any and all loss,  liability,  damage, claim, cost and expense of any nature whatsoever, including, without limitation, reasonable  attorneys'  fees,  arising out of the  parties'  agreement  to waive compliance  with the Bulk Sales Law or any other law in respect of the bulk sale and transfer contemplated by this Agreement.

         8.03  Failure to  Discharge  Liabilities.  Except  with  respect to the
Assumed Liabilities,  Sellers and the Shareholders agree, jointly and severally, to indemnify the Purchaser Group and hold the Purchaser  Group harmless  against any and all loss,  liability,  damage,  claim,  cost and  expense  of any nature whatsoever,  including,  without  limitation,  costs of cleanup,  containment or other remediation and reasonable attorneys',  consultants' and contractors' fees and costs,  arising from or in connection  with any liability of Sellers arising or accruing  prior to, at or  following  the  Closing  Date  (regardless  of any disclosures  made in any schedule to this  Agreement or any matter  described in the environmental assessment referred to in Section 7.01(o) hereof),  including, without limitation:  (i) Excluded  Liabilities;  (ii) any payment or performance made by Purchaser  to any third party in order to perform or discharge  fully or partially  any  liability  or  obligation  of Sellers  (other  than the  Assumed
Liabilities),  including any Excluded Liability,  which Purchaser shall have the option,  but  shall  not be  required,  to  do;  (iii)  any  judgment  or  other circumstances pursuant to which Purchaser may be held liable or accountable for, or the  Assets may be charged in respect  of, any  liability  or  obligation  of
Sellers;  (iv) the  presence  of  contaminants,  pollutants  and  other  harmful substances in or on the Real Property; (v) the noncompliance by Sellers with any applicable  laws,  rules,  regulations and orders of federal,  state,  local and foreign governments and regulatory bodies (including,  without  limitation,  all
Environmental  Laws and Regulations);  (vi) all Taxes attributable to operations of Sellers for any taxable year, period or portion thereof,  ending on or before the Closing Date,  whether such liabilities relate to the Business or the Assets or otherwise,  Sellers being entitled to any and all refunds of such Taxes;  and
(vii) all claims,  disputes or demands of Sellers'  Employees that relate to any employee  benefit plan (as that term is defined in Section 3(3) of ERISA) or any other fringe benefit maintained or offered by Sellers.

         8.04 Indemnification  Escrow. The Escrow Amount shall be held in escrow by the Escrow Agent for a period of 12 months after the Closing Date.  Any claim of the Purchaser  Group to be indemnified  hereunder shall first be made against the Escrow Amount during such period in accordance  with the terms of the Escrow
Agreement.  Any of the Escrow Amount not subject to an indemnification  claim at the end of such  period  will be paid to Sellers in  accordance  with the Escrow
Agreement.  Sellers and the  Shareholders  shall be jointly and severally liable for any claim of the Purchaser Group against the Sellers and the Shareholders to the extent such claims  cannot be satisfied  out of the Escrow  Amount.  Sellers acknowledge that,  although  Purchaser has no obligation to make a claim against the Escrow Amount for unpaid  Adjustment Amount and may make such claim directly against  Sellers,  Purchaser  reserves the right to make such claim  against the
Escrow Amount at any time.

         8.05 Remedies Not  Exclusive.  The rights and remedies of the Purchaser
Group  provided  for in this Article or  otherwise  in this  Agreement  shall be deemed to be cumulative and in addition to and not in limitation or exclusion of all other  rights and  remedies,  whether by terms of other  provisions  of this
Agreement  or at law or in equity or  otherwise,  which may exist on the part of the  Purchaser  Group by reason of any  breach  of a  representation,  warranty, covenant or agreement on the part of Sellers hereunder. Such rights and remedies shall be cumulative  and may be exercised at any time or from time to time,  and any failure or delay by a member of the Purchaser  Group in exercising any right or remedy at any time shall not  constitute  a waiver  thereof or  restrict  its subsequent  enforcement or the  enforcement of any other right or remedy by such member of the Purchaser Group.  Without limiting the foregoing,  remedies of the
Purchaser Group are not limited to recourse to the Escrow Amount.

                 ARTICLE IX - INDEMNIFICATION OF SELLERS GROUP

         This Article sets forth the respects in which Sellers, their respective officers,  directors and the  Shareholders  (collectively,  the "Sellers Group")
shall be  indemnified  by Purchaser in the event the Sellers  Group shall become obligated for, or shall discharge,  any liabilities of Purchaser or in the event of any breach of a representation,  warranty,  covenant or agreement on the part of Purchaser hereunder.

         9.01  Breach  of  Representation,   Warranty,  Covenant  or  Agreement.
Purchaser  agrees to  indemnify  the Sellers  Group and hold the  Sellers  Group harmless against any and all loss, liability, damage, claim, cost and expense of
any  nature  whatsoever,   including,  without  limitation,  costs  of  cleanup,
containment or other remediation and reasonable attorneys' and consultants' fees and costs,  arising from or in connection  with any breach of a  representation, warranty, covenant or agreement on the part of Purchaser under this Agreement or under any other  instrument  or document  executed and delivered by Purchaser in connection with the transactions  contemplated hereby, as any of the same may be amended from time to time.

         9.02 Failure to Discharge  Liabilities.  Purchaser  agrees to indemnify the Sellers Group and hold the Sellers Group harmless  against any and all loss, liability, damage, claim, cost and expense of any nature whatsoever,  including, without limitation, reasonable attorneys fees arising from or in connection with any liability incurred on account of the Assumed Liabilities.

         9.03  Remedies  Not  Exclusive.  The rights and remedies of the Sellers
Group  provided  for in this Article or  otherwise  in this  Agreement  shall be deemed to be cumulative and in addition to and not in limitation or exclusion of all other rights and remedies,  whether by the terms of other provisions of this
Agreement  or at law or in equity or  otherwise,  which may exist on the part of the  Sellers  Group by  reason  of any  breach  of a  representation,  warranty, covenant  or  agreement  on the part of  Purchaser  hereunder.  Such  rights  or remedies  shall be  cumulative  and may be exercised at any time or from time to time,  and any failure or delay by a member of the Sellers  Group in  exercising any  right or  remedy  at any time  shall not  constitute  a waiver  thereof  or restrict its  subsequent  enforcement  or the  enforcement of any other right or remedy by such member of the Sellers Group. Sellers will notify Purchaser of any
Indemnifiable  Loss to be  claimed as soon as  Sellers  determines  that it will claim an Indemnifiable Loss and the basis therefor.

               ARTICLE X - INDEMNIFICATION RIGHTS AND LIMITATIONS

         10.01   Indemnification   Rights.  In  the  event  a  party  incurs  an
Indemnifiable  Loss, such party may seek  indemnification  under this Agreement.
The  indemnified  party may  avail  itself of any and all  rights  and  remedies provided for in this Agreement or at law or in equity or otherwise. In the event of a Claim  against a party  which  intends to seek  indemnification  under this
Agreement,  the  indemnified  party shall notify the  indemnifying  party within thirty (30) days after the receipt of notice of such Claim;  provided,  however, that the  omission by any  indemnified  party to give notice as provided  herein shall not relieve the indemnifying party of its indemnification obligation under this Agreement  except to the extent that such omission  results in a failure of actual  notice  to  the  indemnifying  party  and  such  indemnifying  party  is materially  damaged  as a result of such  failure to give  notice.  If the Claim relates to an action  threatened or brought against the indemnified  party,  the indemnifying  party will be  entitled  to  participate  in or assume the defense thereof with counsel  reasonably  satisfactory  to such  indemnified  party and, after notice of its  election to assume the defense  thereof,  the  indemnifying party  will no  longer be liable  for any  legal or other  expense  subsequently incurred  by the  indemnified  party in  connection  with the  defense  thereof;
provided,  however, that the indemnified party shall be entitled at all times to participate  in the defense of any such action at its own cost.  Except with the prior written  consent of the indemnified  party, no indemnifying  party, in the defense of any such Claim,  shall  consent to the entry of any judgment or enter into any settlement that provides for any relief,  including injunctive or other nonmonetary relief,  affecting the indemnified party or that does not include as an  unconditional  term thereof the giving by each claimant or plaintiff to such indemnified party of a release from all liability with respect to such Claim.

                   ARTICLE XI - SURVIVAL OF REPRESENTATIONS,
 WARRANTIES, AND COVENANTS; LIMITATIONS ON AMOUNT OF INDEMNIFICATION OBLIGATION

         11.01 Survival of Representations  and Warranties.  Except as otherwise expressly  provided in this  Agreement,  all  representations,  warranties,  and covenants made by the parties in this Agreement or in any certificate, schedule, statement,  document or instrument furnished hereunder or in connection with the negotiation,  execution  and  performance  of this  Agreement  shall survive the
Closing  for two (2) years  following  the  Closing  Date,  except  for  matters relating to Sections 4.17 (regarding  Taxes),  4.20 (regarding  employee benefit plans and similar  arrangements),  and 4.22  (regarding  Environmental  Laws and
Regulations and products liability Claims),  which shall survive the Closing for the  periods of the  respective  statutes  of  limitations  applicable  thereto, including  the period of any waiver or extension  thereof.  Notwithstanding  any investigation  or audit  conducted  before  or  after  the  Closing  Date or the decision of any party to complete the  Closing,  each party shall be entitled to rely upon the  representations,  warranties,  and covenants set forth herein and therein.

         11.02 Limitations on Amount of  Indemnification.  The joint and several liability of Sellers and the Indemnifying  Shareholders under Article VIII shall in no case exceed $3,250,000 in the aggregate (including the Escrow Amount) with respect to Claims;  provided,  however:  (a) such limitation  shall not apply to
Claims relating to Sections 4.17  (regarding  Taxes),  4.20 (regarding  employee benefit plans and similar arrangements),  or 4.22 (regarding  Environmental Laws and Regulations),  or product liability Claims,  which Claims shall not be taken into account when determining the maximum aggregate  indemnification  obligation of Sellers and the Indemnifying Shareholders hereunder; and (b) beginning on the first  anniversary  date of the Closing and expiring two (2) years following the
Closing Date, the aggregate  maximum amount of all  Indemnification  Claims that may be made against  Sellers and the  Indemnifying  Shareholders  (excluding all
Claims made prior to the first  anniversary  date of the Closing Date) shall not exceed $1,500,000, subject to the exceptions set forth in subsection (a) hereof.

                       ARTICLE XII - POST CLOSING MATTERS

         12.01 Reporting of Allocation of Purchase Price.  Sellers and Purchaser
covenant and agree with the other that,  for purpose of all  federal,  state and other  income tax  returns  filed by Sellers or  Purchaser,  each will adopt the allocations  of the  Purchase  Price  among the  Assets in  accordance  with the methodology set forth in Schedule 7.01(u)  attached hereto.  Upon examination of any such tax return that would affect the allocations set forth herein,  Sellers and Purchaser each agree to notify the other of such examination and to use good faith efforts to maintain such allocations.  Sellers and Purchaser further agree to file such forms and reports as may be required by Section 1060 of the Code in a manner which will be consistent with such allocations.

         12.02  Discharge  of Business  Obligations.  From and after the Closing
Date, Sellers shall pay, discharge and perform, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred or arising prior to the Closing Date in respect of the Business,  its operations or the assets  and  properties  used  therein,  including  without  limitation  any liabilities  or  obligations  to employees,  trade  creditors and clients of the
Business, the filing of all applicable tax returns, estimates, forms and reports and the payment of all applicable taxes, but excluding all Assumed Liabilities.

         12.03  Discharge  of Assumed  Liabilities.  From and after the  Closing
Date,  Purchaser shall pay,  discharge and perform all Assumed  Liabilities,  in accordance with its past practice but not less than on a timely basis.

                          ARTICLE XIII - MISCELLANEOUS

13.01    Termination.

         (A) Anything herein or elsewhere to the contrary notwithstanding,  this
Agreement may be terminated by written  notice of  termination at any time on or before the Closing only as follows:

                  (i) by mutual consent of Sellers and Purchaser;

                  (ii)   by   Purchaser,   (a)  at  any   time  if  any  of  the
         representations,   warranties,  covenants  and  agreements  of  Sellers
         contained in Article IV hereof were  incorrect in any material  respect when  made or at any  time  thereafter;  (b) at any  time if any of the covenants of Sellers and Shareholders pending the Closing have not been satisfied; or (c) if any of the conditions precedent to the obligations of Purchaser  contained in Section 7.01 hereof have not been  fulfilled or satisfied, or waived by Purchaser, by the Closing.

                  (iii)   by   Sellers,   (a)  at  any   time   if  any  of  the
         representations  and  warranties  of  Purchaser  contained in Article V hereof were incorrect in any material  respect when made or at any time
         thereafter;   or  (b)  if  any  of  the  conditions  precedent  to  the
         obligations  of Sellers  contained in Section 7.02 hereof have not been fulfilled or satisfied, or waived by Sellers, by the Closing.

         (B) In the event of the  termination  hereof pursuant to the provisions of this Section  13.01,  this  Agreement  (except for Sections  6.05  (regarding publicity)  and 13.03  (regarding  expenses))  become  void and have no  effect, without  any  liability  on the part of any of the  parties or their  directors, officers or shareholders in respect of this Agreement. Such right of termination is in addition to any other rights the parties  hereto may have in the event any party hereto  breaches any  covenant or agreement  herein,  and in such case the exercise of the right of termination  pursuant to this Section 13.01 will not be an election of remedies.

         (C) In the event of the  termination  hereof pursuant to the provisions of this Section  13.01,  each party hereto shall return to the other parties all documents  provided by such other parties and shall  continue to be bound by any and  all  confidentiality  agreements  previously  executed  by  the  applicable parties.

         13.02 Brokers' and Finders' Fees.

         (A)  Sellers  agree  to pay the  commissions  and fees due to the R. C.
Fuller  Company  in  connection  with  the  transactions  contemplated  by  this
Agreement.  Sellers  represent  and warrant to Purchaser  that all  negotiations relative  to this  Agreement  have been  carried on by it  directly  without the intervention of any Person, other than referred to above, who may be entitled to any brokerage or finder's fee or other  commission in respect of this  Agreement or the consummation of the transactions  contemplated  hereby, and Sellers agree to indemnify and hold  harmless  Purchaser  against any and all claims,  losses, liabilities and expenses which may be asserted  against or incurred by Purchaser as a result of Sellers' dealings, arrangements or agreements with any Person.

         (B) Purchaser  agrees to pay the  commissions and fees due to Baldwin &
Associates,  Inc.  in  connection  with the  transactions  contemplated  by this
Agreement.  Purchaser  represents and warrants to Sellers that all  negotiations relative  to this  Agreement  have been  carried on by it  directly  without the intervention of any Person, other than referred to above, who may be entitled to any brokerage or finder's fee or other  commission in respect of this  Agreement or the  consummation  of the  transactions  contemplated  hereby,  and Purchaser agrees to  indemnify  and hold  harmless  Sellers  against  any and all  claims, losses,  liabilities  and expenses which may be asserted  against or incurred by
Sellers as a result of Purchaser's dealings, arrangements or agreements with any such Person.

         13.03 Expenses.  Except as otherwise  provided in this Agreement,  each party hereto shall pay its own expenses  incidental to the  preparation  of this
Agreement,  the  carrying  out of the  provisions  of  this  Agreement  and  the consummation of the transactions contemplated hereby.

         13.04 Entire  Agreement;  Amendment.  This Agreement and the agreements attached hereto or expressly  referred to herein, set forth the entire agreement and  understanding  of the  parties  hereto  with  respect  to the  transactions contemplated hereby. Any and all previous agreements and understandings  between or among the parties  regarding the subject  matter hereof,  whether  written or oral,  are  superseded  by this  Agreement  with the  exception  of the  binding provisions of the Letter of Intent dated November 21, 2000. This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto.

         13.05  Assignment  and Binding  Effect.  No party hereto may assign its interest  in this  Agreement  without  the prior  written  consent  of the other parties,  except that Purchaser may assign this  Agreement to a newly  organized subsidiary or Affiliate of Purchaser,  provided that  Purchaser  guarantees  the performance of obligations of such entity under this  Agreement.  Subject to the foregoing,  all of the terms and provisions of this  Agreement  shall be binding upon and  inure to the  benefit  of and be  enforceable  by the  successors  and assigns of the Sellers, the Shareholders and Purchaser.

         13.06 Waiver.  Any term or provision of this Agreement may be waived at any time by the party  entitled to the benefit  thereof by a written  instrument duly executed by such party.

         13.07 Notices. Any notice, request,  demand, waiver, consent,  approval or other  communication  which is required or  permitted  hereunder  shall be in writing and shall be deemed given:

         If to Purchaser, to:

                  Metal Corporation
                  3600 Mueller Road
                  St. Charles, Missouri  63302
                  Attention:  Ronald S. Saks
                  Fax:  (636) 916-2198

         With a copy to:

                  Gallop, Johnson & Neuman, L.C.
                  101 S. Hanley Road, Suite 1600
                  St. Louis, Missouri  63302
                  Attention:  Sanford S. Neuman, Esq.
                  Fax:  314-862-1219

         If to Sellers, to:

                  Ernest R. Star
                  11120 Eton Avenue
                  Chatsworth, California 91311
                  Fax:  (818) 998-2711

         With a copy to:

                  Reish Luftman McDaniel & Reicher
                  11755 Wilshire Boulevard, 10th Floor
                  Los Angeles, California  90025-1539
                  Attention:  Leland Reicher, Esq.
                  Fax:  (310) 478-5831

or such  other address or telecopy number  as such parties may hereafter specify by notice to  the other party.  Each such notice, request or other communication shall be effective: (i) if given by telecopy  and the appropriate acknowledgment of receipt of such telecopy  is received; or  (ii) if given by  any other means, when delivered at the address specified in this Section 13.07.

         13.08   Governing  Law.  This  Agreement   shall  be  governed  by  and
interpreted and enforced in accordance with the internal substantive laws of the
State  of  Missouri,  without  regard  to its  conflicts  of law  provisions  or interpretations.

         13.09 No Benefit to Others. The representations,  warranties, covenants and  agreements  contained  in this  Agreement  are for the sole  benefit of the
parties   hereto   and   their   heirs,   executors,    administrators,    legal
representatives,  successors  and  assigns,  and they shall not be  construed as conferring any rights on any other Persons.

         13.10  Incorporation of Schedules.  The Schedules attached hereto shall be deemed to be incorporated in and form a part of this Agreement.

         13.11  Headings  and Gender.  All section  headings  contained  in this
Agreement  are for  convenience  of reference  only,  do not form a part of this
Agreement and shall not affect in any way the meaning or  interpretation of this
Agreement.  Words used herein,  regardless of the number and gender specifically used,  shall be deemed and  construed to include any other  number,  singular or plural,  and any other gender,  masculine,  feminine,  or neuter, as the context requires.

         13.12 Severability. Any provision of this Agreement which is invalid or unenforceable  in any  jurisdiction  shall be  ineffective to the extent of such invalidity or unenforceability  without invalidating or rendering  unenforceable the remaining  provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render  unenforceable such provision in any other jurisdiction.

         13.13  Counterparts.  This  Agreement  may be executed in any number of counterparts  and any party  hereto may  execute any such  counterpart,  each of which when executed and  delivered  shall be deemed to be an original and all of which  counterparts  taken  together  shall  constitute  but one  and  the  same instrument.  The  signature  of any  party  which is  delivered  by  telefax  or photocopy  shall be deemed to be an original  signature  and shall be  effective upon receipt  thereof.  This  Agreement  shall  become  binding when one or more counterparts  taken  together  shall have been  executed  and  delivered  by the parties.

                [Remainder of this page is intentionally blank.]

         The parties hereto have duly executed this Agreement as of the date first written above.

                                  "PURCHASER":

                                  METAL CORPORATION

                                  By:      /s/ Ronald S. Saks
                                           -------------------------------------
                                  Name:    Ronald S. Saks
                                  Title:   President

                                   "SELLERS":

                                  TEMPCO ENGINEERING, INC.

                                  By:      /s/ Ernest R. Star
                                           -------------------------------------
                                  Name:    Ernest R. Star
                                  Title:   President

                                  and

                                  By:      /s/ Peter Holz
                                           -------------------------------------
                                  Name:    Peter Holz
                                  Title:   Chairman of the Board

                                  HYCO PRECISION, INC.

                                  By:      /s/ Ernest R. Star
                                           -------------------------------------
                                  Name:    Ernest R. Star
                                  Title:   President

                                  and

                                  By:      /s/ Marlene A. Holz
                                           -------------------------------------
                                  Name:    Marlene A. Holz
                                  Title:   Secretary

                                  "SHAREHOLDERS":

                                  Tempco Shareholders:

                                  PETER AND ANNA L. HOLZ TRUST dated
                                  February 8, 1989

                                  By:  /s/ Peter Holz
                                       -----------------------------------------
                                       Peter Holz, Trustee

                                  By:  /s/ Anna L. Holz
                                       -----------------------------------------
                                       Anna L. Holz, Trustee

                                  THE ERNEST L. STAR and ELISABETH H. STAR 1978
                                  TRUST dated August 25, 1978

                                  By:  /s/ Ernest R. Star
                                       -----------------------------------------
                                       Ernest R. Star, Trustee

                                  By:  /s/Ernest R. Star, Attorney in Fact
                                       -----------------------------------------
                                       Linda A. Zoettl, Trustee

                                  Hyco Shareholders:

                                  By:   /s/ Ernest R. Star
                                       -----------------------------------------
                                       Ernest R. Star

                                       /s/ Ernest R. Star, Attorney in Fact
                                       -----------------------------------------
                                       Linda A. Zoettl

                                       /s/ Marlene A. Coakley
                                       -----------------------------------------
                                       Marlene A. Coakley

                                       /s/ Monica L. Holz
                                       -----------------------------------------
                                       Monica L. Holz

                                       /s/ Melinda S. Holz
                                       -----------------------------------------
                                       Melinda S. Holz

         [The following to be signed by the two  shareholders  of Tempco and one shareholder of Hyco for who will sign consulting agreements]

         The  undersigned  execute this Agreement for the additional  purpose of agreeing  to enter  into a  consulting  agreement  with  Purchaser  on  mutually
agreeable   terms,   and  for  the   purpose  of  agreeing  to  enter  into  the
noncompetition agreements referred to in the Agreement for five year periods and otherwise on terms acceptable to Purchaser and such Shareholders.

                                       Tempco Shareholders:

                                       /s/ Peter Holz
                                       -----------------------------------------
                                       Peter Holz

                                       /s/ Ernest L. Star
                                       -----------------------------------------
                                       Ernest L. Star

                                       Hyco Shareholder:

                                        /s/ Ernest R. Star
                                        ----------------------------------------
                                        Ernest L. Star

         [The  following to be signed by "key" persons who will sign  employment agreements with Purchaser]

         The  undersigned  execute  this  Agreement  solely  for the  purpose of agreeing to enter into the  employment  agreements  referred to in the Agreement
and  also,  to  the  extent  requested  by  Purchaser,   noncompetition   and/or
nondisclosure  agreements referred to in the Agreement for periods and otherwise on terms acceptable to Purchaser and such employees.

                                        /s/ Ernest R. Star
                                        ----------------------------------------
                                        Ernest R. Star

         [The following to be signed by the spouses of the Shareholders]

         By  executing  this  Agreement,  the  undersigned  join in  making  the representations  and warranties and indemnities of their  respective  spouses as
Shareholders  for the  purpose of  confirming  that any funds  received by their respective  spouses  from the sale of Assets by  Sellers  to  Purchaser  will be subject to all indemnification  claims of Purchaser arising out of the foregoing
Agreement.

                                        /s/Elisabeth Star
                                        ----------------------------------------

                                        /s/ Eva Star
                                        ----------------------------------------

                                        /s/ Anna L. Holz
                                        ----------------------------------------

              -----------------------------------------------------

                            ASSET PURCHASE AGREEMENT
              -----------------------------------------------------

                            TEMPCO ENGINEERING, INC.

                                       and

                              HYCO PRECISION, INC.,
                                   as Sellers,

                                       and

                  the Shareholders of Tempco Engineering, Inc.

                                       and

                    the Shareholders of Hyco Precision, Inc.,
                                as Shareholders,

                                       and

                               METAL CORPORATION,
                                  as Purchaser

                           DATED AS OF MARCH 28, 2001

                         ------------------------------

ARTICLE III - CLOSING, ITEMS TO BE DELIVERED,

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF
             SELLERS AND SHAREHOLDERS.........................................12
         4.01    Corporate Existence..........................................12
         4.02    Power; Authorization; Enforceable Obligations................12
         4.03    Title and Condition of Assets................................12
         4.04    No Interest in Other Entities................................12
         4.05    No Conflicting Agreements or Orders; Required

ARTICLE XI - SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS;
             LIMITATIONS ON AMOUNT OF

                                    SCHEDULES

Schedule        Title
--------        -----
A-1             List of Shareholders
A-2             Assigned Contracts
A-3             Estimated Year 2000 EBITDA
A-4             Equipment Appraisal
A-5             Non-exclusive List of Assumed Liabilities
A-6             Excluded Assets
2.04            Escrow Agreement
2.04(C)         Inventory Valuation Methodology
3.02(a)         Bill of Sale and Assignment
3.02(b)         Assignment of Intellectual Property
3.02(c)         Assignment of Contract Rights
3.02(d)         Agreement for Assignment and Assumption of Assumed Liabilities
3.02(e)         Agreement for Excluded Liabilities
4.01            Foreign Qualifications
4.03(a)         Exceptions to Sellers' Good Title to Assets
4.03(b)         Assets not owned by Seller
4.04            Interests in other Entities
4.05            Conflicting Agreement or Orders; Required Consents or Filings
4.07            Financial Statements
4.10            Undisclosed Liabilities
4.11(a)         Employees
4.11(b)         Employment Agreements
4.11(c)         Employment Liabilities
4.12            Leases
4.13            Material Contracts
4.14            Restrictive Documents
4.15            Litigation
4.16(a)         Noncompliance with Employment Laws
4.16(b)         Terminated Employees
4.17(a)         Exceptions to Tax Compliance
4.17(b)         Recent Tax Returns
4.18(a)         Compliance with Applicable Law
4.18(b)         Governmental Authorizations
4.19            Employee Benefits
4.20(a)         Intellectual Property
4.20(b)         Exceptions to Good Title to Intellectual Property
4.21(b)         Environmental Permits and Authorizations
4.21(c)         Hazardous Materials
4.21(d)         Use and Storage of Hazardous Conditions
4.21(e)         Storage of Certain Materials
4.21(f)         Exposure to Hazardous Materials
4.21(g)         Underground Storage Tanks
4.21(h)         Notice of Environmental Contamination
4.21(i)         Environmental Investigations
4.22            Changes since December 31, 2000
4.23            Certain Business Practices
4.25            Exceptions to Sellers' Ownership of Assets
                Required to do Business
4.26            Certain Conditions Affecting Sellers
4.27            Real Property
4.28            Insurance
4.29            Interests in Clients and Suppliers
4.31            Prepaid Expenses and Deposits
4.32            Suppliers and Vendors
4.33            Customers
6.01            Modifications to Employee Benefit Plans
7.01(i)         Opinion of Counsel for Sellers and Shareholders
7.01(n)         Key Customers
7.01(p)         Retained Employees
7.01(r)         Shareholder Noncompetition Agreements
7.01(u)         Allocation of Purchase Price
7.02(f)         Opinion of Counsel for Purchaser